DEUTSCHE ALT-A SECURITIES, INC.


                                    Depositor

                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                  Master Servicer and Securities Administrator


                                       and


                         BANK ONE, NATIONAL ASSOCIATION

                                     Trustee
                            ________________________

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2003

                            ________________________

                       Mortgage Pass-Through Certificates
                                  Series 2003-3




                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS.................................................................................7


ARTICLE II            CONVEYANCE OF TRUST FUND; ORIGINAL ISSUANCE OF CERTIFICATES................................47

Section 2.1.          Conveyance of Trust Fund...................................................................47
Section 2.2.          Acceptance by Trustee......................................................................47
Section 2.3.          Repurchase or Substitution of Loans........................................................47
Section 2.4.          Authentication and Delivery of Certificates; Designation of Certificates as REMIC
                      Regular and Residual Interests.............................................................50
Section 2.5.          Representations and Warranties of the Master Servicer......................................50
Section 2.6.          Establishment of the Trust.................................................................52

ARTICLE III           ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS........................................53

Section 3.1.          Master Servicer............................................................................53
Section 3.2.          REMIC-Related Covenants....................................................................54
Section 3.3.          Monitoring of Servicers....................................................................54
Section 3.4.          Fidelity Bond..............................................................................55
Section 3.5.          Power to Act; Procedures...................................................................55
Section 3.6.          Due-on-Sale Clauses; Assumption Agreements.................................................56
Section 3.7.          Release of Mortgage Files..................................................................57
Section 3.8.          Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.......58
Section 3.9.          Standard Hazard Insurance and Flood Insurance Policies.....................................58
Section 3.10.         Presentment of Claims and Collection of Proceeds...........................................59
Section 3.11.         Maintenance of the Primary Mortgage Insurance Policies.....................................59
Section 3.12.         Trustee to Retain Possession of Certain Insurance Policies and Documents...................60
Section 3.13.         Realization Upon Defaulted Loans...........................................................60
Section 3.14.         Compensation for the Master Servicer.......................................................60
Section 3.15.         REO Property...............................................................................61
Section 3.16.         Annual Officer's Certificate as to Compliance..............................................62
Section 3.17.         Annual Independent Accountant's Servicing Report...........................................62
Section 3.18.         Reports Filed with Securities and Exchange Commission......................................63
Section 3.19.         UCC........................................................................................64
Section 3.20.         Obligation of the Master Servicer in Respect of Compensating Interest......................64
Section 3.21.         Reserved...................................................................................64
Section 3.22.         Protected Accounts.........................................................................64
Section 3.23.         Distribution Account.......................................................................65
Section 3.24.         Permitted Withdrawals and Transfers from the Distribution Account..........................67

                                      -i-

ARTICLE IV            PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES; STATEMENTS AND REPORTS...........................69

Section 4.1.          Distributions to Certificateholders........................................................69
Section 4.2.          Allocation of Realized Losses..............................................................76
Section 4.3.          Statements to Certificateholders...........................................................77
Section 4.4.          Advances...................................................................................80
Section 4.5.          Distributions on the Uncertificated REMIC Regular Interests................................80

ARTICLE V             THE CERTIFICATES...........................................................................83

Section 5.1.          The Certificates...........................................................................83
Section 5.2.          Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized
                      Denominations..............................................................................85
Section 5.3.          Registration of Transfer and Exchange of Certificates......................................85
Section 5.4.          Mutilated, Destroyed, Lost or Stolen Certificates..........................................91
Section 5.5.          Persons Deemed Owners......................................................................91

ARTICLE VI            THE DEPOSITOR AND THE MASTER SERVICER......................................................92

Section 6.1.          Liability of the Depositor and the Master Servicer.........................................92
Section 6.2.          Merger or Consolidation of the Depositor or the Master Servicer............................92
Section 6.3.          Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the
                      Securities Administrator and Others........................................................92
Section 6.4.          Limitation on Resignation of the Master Servicer...........................................93
Section 6.5.          Assignment of Master Servicing.............................................................94
Section 6.6.          Rights of the Depositor in Respect of the Master Servicer..................................94

ARTICLE VII           DEFAULT....................................................................................95

Section 7.1.          Master Servicer Events of Default..........................................................95
Section 7.2.          Trustee to Act; Appointment of Successor...................................................97
Section 7.3.          Notification to Certificateholders.........................................................97
Section 7.4.          Waiver of Master Servicer Events of Default................................................98

ARTICLE VIII          CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR....................................99

Section 8.1.          Duties of Trustee and Securities Administrator.............................................99
Section 8.2.          Certain Matters Affecting Trustee and Securities Administrator............................100
Section 8.3.          Trustee and Securities Administrator not Liable for Certificates or Loans.................102
Section 8.4.          Trustee and Securities Administrator May Own Certificates.................................102
Section 8.5.          Fees and Expenses of Trustee and Securities Administrator.................................102
Section 8.6.          Eligibility Requirements for Trustee and Securities Administrator.........................103
Section 8.7.          Resignation and Removal of Trustee and Securities Administrator...........................103
Section 8.8.          Successor Trustee or Securities Administrator.............................................104
Section 8.9.          Merger or Consolidation of Trustee or Securities Administrator............................105
Section 8.10.         Appointment of Co-Trustee or Separate Trustee.............................................105
Section 8.11.         Appointment of Office or Agency...........................................................106

                                      -ii-

Section 8.12.         Representations and Warranties of the Trustee.............................................107

ARTICLE IX            TERMINATION...............................................................................108

Section 9.1.          Termination Upon Purchase or Liquidation of All Loans.....................................108
Section 9.2.          Additional Termination Requirements.......................................................110

ARTICLE X             REMIC PROVISIONS..........................................................................112

Section 10.1.         REMIC Administration......................................................................112
Section 10.2.         Prohibited Transactions and Activities....................................................115
Section 10.3.         Indemnification...........................................................................115

ARTICLE XI            MISCELLANEOUS PROVISIONS..................................................................116

Section 11.1.         Amendment.................................................................................116
Section 11.2.         Recordation of Agreement; Counterparts....................................................117
Section 11.3.         Limitation on Rights of Certificateholders................................................117
Section 11.4.         Governing Law.............................................................................118
Section 11.5.         Notices...................................................................................118
Section 11.6.         Severability of Provisions................................................................119
Section 11.7.         Notice to Rating Agencies.................................................................119
Section 11.8.         Article and Section References............................................................120
Section 11.9.         Grant of Security Interest................................................................120


EXHIBITS

Exhibit A-1       -        Forms of Class A Certificates (other than the
                           Principal Only and Interest Only Certificates)
Exhibit A-2       -        Forms of Principal Only Certificates
Exhibit A-3       -        Forms of Interest Only Certificates
Exhibit A-4       -        Forms of Class [M][B-1][B-2] Certificates
Exhibit A-5       -        Forms of Class B-[3][4][5] Certificates
Exhibit A-6       -        Form of Class R Certificates
Exhibit B         -        [Reserved]
Exhibit C         -        Form of Transfer Affidavit
Exhibit D         -        Form of Transferor Certificate
Exhibit E         -        Form of Investment Letter (Non-Rule 144A)
Exhibit F         -        Form of Rule 144A Investment Letter
Exhibit G         -        Form of Benefit Plan Affidavit
Exhibit H-1       -        Form of Regulation S Transfer Certificate
Exhibit H-2       -        Form of Clearing System Certificate
Schedule One      -        Loan Schedule
Schedule Two      -        Planned Principal Balance Table

                  This Pooling and Servicing Agreement, dated and effective as of October 1, 2003 (this "Agreement"), is executed by and among Deutsche Alt-A Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in
Article I hereof.

                              PRELIMINARY STATEMENT

                  The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer and the Securities Administrator are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                  The Certificates issued hereunder, other than the Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Prospectus, dated August 25, 2003, and a Prospectus Supplement, dated October 28, 2003 of the Depositor (together, the "Prospectus"). The Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated October 30, 2003. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

                  As provided herein, the Trustee will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests will be the "regular interests" in REMIC I and Component R-1 of the Class R Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC I Regular Interests. None of the Uncertificated REMIC I Regular Interests will be certificated.

                                             Uncertificated                Initial
        Uncertificated REMIC I                  REMIC I                 Uncertificated            Latest Possible
     Regular Interest Designation           Pass-Through Rate          Principal Balance           Maturity Date(1)
     ----------------------------           -----------------          -----------------           ----------------
                LT-I-IO                            (2)                        (3)                 November 25, 2033
                LT-I-PO                           0.00%                   $153,871.22             November 25, 2033
               LT-I-SUB                           5.50%                     $ 476.86              November 25, 2033
               LT-I-ZZZ                           5.50%                  $76,268,168.32           November 25, 2033
               LT-II-IO                            (4)                        (3)                 November 25, 2033
               LT-II-PO                           0.00%                   $390,282.02             November 25, 2033
               LT-II-SUB                          5.50%                    $1,217.33              November 25, 2033
               LT-II-ZZZ                          5.50%                 $187,922,096.14           November 25, 2033
               LT-III-IO                           (5)                        (3)                 November 25, 2033
               LT-III-PO                          0.00%                   $168,453.72             November 25, 2033
              LT-III-SUB                          5.00%                     $ 225.52              November 25, 2033
              LT-III-ZZZ                          5.00%                  $37,410,007.91           November 25, 2033
               LT-IV-IO                            (6)                        (3)                 November 25, 2033
               LT-IV-PO                           0.00%                   $766,655.93             November 25, 2033
               LT-IV-SUB                          5.00%                     $113.13               November 25, 2033
               LT-IV-ZZZ                          5.00%                  $50,447,713.04           November 25, 2033
________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Loans has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group I Loans herein.
(3) The REMIC I Regular Interest LT-I-IO , REMIC I Regular Interest LT-II-IO, REMIC I Regular Interest LT-III-IO and REMIC I Regular Interest LT-IV-IO have no Uncertificated Principal Balance.
(4) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group II Loans herein.
(5) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group III Loans herein.
(6) Calculated in accordance with the definition of "Pool Strip Rate" with respect to the Group IV Loans herein.


                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC II." The Uncertificated REMIC II Regular Interests will be "regular interests" in REMIC II and Component R-2 of the Class R Certificates will represent the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC II Regular Interests. The Uncertificated REMIC II Regular Interests will not be certificated.



                                      Uncertificated                Initial
        Uncertificated REMIC II          REMIC II                Uncertificated            Latest Possible
     Regular Interest Designation    Pass-Through Rate          Principal Balance           Maturity Date(1)
     ----------------------------    -----------------          -----------------           ----------------
           MT-I-A-1                     5.50%              $    71,500,000.00            March 25, 2033
           MT-I-A-X                  Variable(3)           $        (6)                  March 25, 2033
          MT-II-A-1                     5.50%              $    18,250,000.00            March 25, 2033
          MT-II-A-2                     5.50%              $    10,000,000.00            March 25, 2033
          MT-II-A-3                     5.50%              $     7,500,000.00            March 25, 2033
          MT-II-A-4                     5.50%              $    52,630,000.00            March 25, 2033
          MT-II-A-5                     5.50%              $    19,471,000.00            March 25, 2033
          MT-II-A-6                     5.50%              $    16,019,000.00            March 25, 2033
          MT-II-A-8                  Variable(7)           $    38,045,334.00            March 25, 2033
          MT-II-A-9                  Variable(8)           $    13,834,666.00            March 25, 2033
          MT-II A-X                  Variable(4)           $        (6)                  March 25, 2033
          MT-A-PO-1                     0.00%              $       544,153.24            March 25, 2033
          MT-III-A-1                    5.00%              $    35,155,000.00            March 25, 2033
          MT-IV-A-1                     5.00%              $    49,316,500.00            March 25, 2033
          MT-A-PO-2                     0.00%              $       935,109.65            March 25, 2033
            MT-M-X                   Variable(5)           $        (6)                  March 25, 2033
             MT-R                       5.00%              $           100.00            March 25, 2033
             MT-M                    Variable(2)           $     9,723,000.00            March 25, 2033
            MT-B-1                   Variable(2)           $     3,889,000.00            March 25, 2033
            MT-B-2                   Variable(2)           $     2,475,000.00            March 25, 2033
            MT-B-3                   Variable(2)           $     1,591,000.00            March 25, 2033
            MT-B-4                   Variable(2)           $     1,237,000.00            March 25, 2033
            MT-B-5                   Variable(2)           $     1,413,418.25            March 25, 2033

___________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC II Regular Interest.

(2) Each of Uncertificated REMIC II Regular Interest MT-M, MT-B-1, MT-B-2, MT-B-3, MT-B-4 and MT-B-5 will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on each REMIC I Regular Interest ending with the designation "SUB."

(3) The REMIC II Regular Interest MT-I-A-X is entitled to 100% of the interest paid on REMIC I Regular Interest LT-I-IO.

(4) The REMIC II Regular Interest MT-II-A-X is entitled to 100% of the interest paid on REMIC I Regular Interest LT-II-IO.

(5) The REMIC II Regular Interest MT-M-X is entitled to 100% of the interest paid on REMIC I Regular Interest LT-III-IO and LT-IV-IO.

(6) The REMIC II Regular Interests MT-I-A-X, MT-II-A-X and MT-M-X have no Uncertificated Principal Balance.

(7) With respect to the initial Interest Accrual Period, 2.52% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 1.40%, subject to a maximum rate of 7.500% per annum and a minimum rate of 1.40% per annum.

(8) With respect to the initial Interest Accrual Period, 13.695% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 16.775% minus (2.75 x LIBOR), subject to a maximum rate of 16.775% per annum and a minimum rate of 0.00% per annum.

                  As provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as "REMIC III". Component R-3 of the Class R Certificate shall represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Class R-3 Component, constitute the entire beneficial interests in REMIC III. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates shall be the first Distribution Date that is two years after the end of the remaining amortization schedule of the Loan in the Mortgage Pool that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity:

                                  Initial Class                                    Assumed Final Maturity
          Class Designation     Principal Balance        Pass-Through Rate                Date (1)
          -----------------     -----------------        -----------------                --------
                I-A-1             $  71,500,000                5.50%                  October 25, 2033
                I-A-X             $   9,314,784(2)             5.50%                  October 25, 2033
                II-A-1            $  18,250,000                5.50%                  October 25, 2033
                II-A-2            $  10,000,000                3.00%                  October 25, 2033
                II-A-3            $   7,500,000                4.50%                  October 25, 2033
                II-A-4            $  52,630,000                4.00%                  October 25, 2033
                II-A-5            $  19,471,000                5.00%                  October 25, 2033
                II-A-6            $  16,019,000                5.50%                  October 25, 2033
                II-A-7            $  22,032,818(3)             5.50%                  October 25, 2033
                II-A-8            $  38,045,334                 (6)                   October 25, 2033
                II-A-9            $  13,834,666                 (6)                   October 25, 2033
                II-A-X            $  23,600,194(4)             5.50%                  October 25, 2033
                A-PO-1            $     544,153                0.00%                  October 25, 2033
               III-A-1            $  35,155,000                5.00%                  October 25, 2018
                IV-A-1            $  49,316,500                5.00%                  October 25, 2018
                A-PO-2            $     935,109                0.00%                  October 25, 2018
                 M-X              $  11,224,333(5)             5.00%                  October 25, 2018
                  R               $         100                5.00%                  October 25, 2033
                  M               $   9,723,000                 (7)                   October 25, 2033
                 B-1              $   3,889,000                 (7)                   October 25, 2033
                 B-2              $   2,475,000                 (7)                   October 25, 2033
                 B-3              $   1,591,000                 (7)                   October 25, 2033
                 B-4              $   1,237,000                 (7)                   October 25, 2033
                 B-5              $   1,413,418                 (7)                   October 25, 2033
___________________


(1) The Distribution date in the month after the maturity date for the latest maturing Loan. Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class I-A-X Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class I-A-X Certificates calculated in accordance with the definition of "Class I-A-X Notional Amount" herein. The Class I-A-X Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class I-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest MT-I-AX.

(3) The Class II-A-7 Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class II-A-7 Certificates calculated in accordance with the definition of "Class II-A-7 Notional Amount" herein. For federal income tax purposes, however, the Class II-A-7 Notional Amount is equal to the sum of (i) the principal balance of REMIC II Regular Interest MT-A-II-2 (such portion of the Class II-A-7 Notional Amount shall be multiplied by a rate equal to 2.50%), (ii) the principal balance of REMIC II Regular Interest MT-A-II-3 (such portion of the Class II-A-7 Notional Amount shall be multiplied by a rate equal to 1.00%), (iii) the principal balance of REMIC II Regular Interest MT-A-II-4 (such portion of the Class II-A-7 Notional Amount shall be multiplied by a rate equal to 1.50%), and (iv) the principal balance of the REMIC I Regular Interest MT-A-II-5 (such portion of the Class II-A-7 Notional Amount shall be multiplied by a rate equal to 0.50%).
(4) The Class II-A-X Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class II-A-X Certificates calculated in accordance with the definition of "Class II-A-X Notional Amount" herein. The Class II-A-X Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class II-A-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest MT-II-AX.
(5) The Class M-X Certificates will accrue interest at their Pass-Through Rate on the Notional Amount of the Class M-X Certificates calculated in accordance with the definition of "Class M-X Notional Amount" herein. The Class M-X Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class M-X Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest MT-M-X.
(6)

ADJUSTABLE RATES  INITIAL     FORMULA                  MINIMUM        MAXIMUM
----------------  -------     -------                  -------        -------

Class II-A-8       2.52%      LIBOR + 1.40%            1.400%          7.500%

Class II-A-9      13.695%     16.775% - (2.75xLIBOR)   0.000%         16.775%

(7) Each such Class of Certificates will accrue interest at the weighted average of the rates at which each of the Subordinate Components accrue interest, however, for federal income tax purposes the Class M, B-1, B-2, B-3, B-4 and B- 5 Certificates will receive 100% of the interest distributed to Uncertificated REMIC II Regular Interest MT-M, MT-B-1, MT-B-2, MT-B-3, MT-B-4 and MT-B-5, respectively.

                               W I T N E S S E T H

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

ARTICLE I
                                   DEFINITIONS

                  Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Article:

                  ACCEPTED MASTER SERVICING PRACTICES: With respect to any Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

                  ACCOUNT: The Distribution Account and any Protected Account as the context may require.

                  ADJUSTABLE RATE CERTIFICATES: The Class II-A-8 Certificates and Class II-A-9 Certificates.

                  ADVANCE: Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) an advance made by the Master Servicer pursuant to Section 4.4.

                  AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

                  AGGREGATE CERTIFICATE PRINCIPAL BALANCE: At any given time, the sum of the then current Class Principal Balances of all Classes of Certificates.

                  AGGREGATE SENIOR PERCENTAGE: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the Senior Certificates (other than the Principal Only Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the Scheduled Principal

Balances of the Loans as of the first day of the related Due Period (exclusive of the applicable Discount Fraction of the Scheduled Principal Balance of each Discount Loan).

                  AGGREGATE SUBORDINATE AMOUNT: With respect to any date of determination, an amount equal to the excess of the aggregate Scheduled Principal Balance of the Mortgage Loans over the aggregate Class Principal Balances of the Senior Certificates then outstanding.

                  AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

                  ANNIVERSARY: Each anniversary of the Cut-Off Date.

                  APPRAISED VALUE: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

                  ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  ASSIGNMENT AGREEMENTS: Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of October 30, 2003, among the Seller, the Depositor and National City, pursuant to which the National City Servicing Agreement was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of October 30, 2003, among the Seller, the Depositor and Downey pursuant to which the Downey Servicing Agreement was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of October 30, 2003, among the Seller, the Depositor and Greenpoint, pursuant to which the Greenpoint Servicing Agreement was assigned to the Depositor and (iv) the Assignment, Assumption and Recognition Agreement, dated as of October 30, 2003, among the Seller, the Depositor and HSBC, pursuant to which the HSBC Servicing Agreement was assigned to the Depositor.

                  AUTHORIZED DENOMINATION: With respect to the Certificates (other than the Class R Certificates), a minimum initial Certificate Principal Balance of $25,000 each and integral multiples of $1 in excess thereof. With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 100%.

                  AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the following amounts:

                  (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Loans serviced by it by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds and Insurance Proceeds), except:

                  (a) all Prepaid Monthly Payments;

                  (b) all Curtailments received after the applicable Prepayment Period;

                  (c) all Payoffs received after the applicable Prepayment
         Period;

                  (d) Insurance Proceeds and Liquidation Proceeds on such Loans received after the applicable Prepayment Period;

                  (e) all amounts which are due and reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of this Agreement;

                  (f) the Servicing Fee for each such Loan for such Distribution Date and the Master Servicing Fee for each such Loan for such Distribution Date; and

                  (g) all investment earnings, if any, on amounts on deposit in the Distribution Account and each Protected Account;

                  (2) to the extent advanced by a Servicer and/or the Master Servicer and not previously distributed, the amount of any Advance made by a Servicer and/or the Master Servicer with respect to such Distribution Date relating to the Loans;

                  (3) to the extent advanced by the related Servicer and/or the Master Servicer and not previously distributed, any amount payable as Compensating Interest by the related Servicer and/or the Master Servicer on such Distribution Date relating to the Loans; and

                  (4) the total amount, to the extent not previously distributed, of all cash received by the Distribution Date by the Trustee or the Master Servicer, in respect of a Purchase Obligation under Section 2.3 or any permitted repurchase of a Loan.

                  BANKRUPTCY COVERAGE: As of the Cut-Off Date, $150,000, and thereafter, the initial Bankruptcy Coverage amount of $150,000, less (a) any scheduled or permissible reduction in the amount of Bankruptcy Coverage pursuant to this definition and (b) Bankruptcy Losses allocated to the Certificates. The Bankruptcy Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Senior Certificates and the Subordinate Certificates by each Rating Agency.

                  BANKRUPTCY LOSS: A loss on a Loan as reported by the related Servicer, arising out of (i) a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Loan.

                  BENEFICIAL HOLDER: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

                  BOOK-ENTRY CERTIFICATES: The Class A Certificates, the Class M Certificates, the Class M-X Certificates, the Class B-1 Certificates and the Class B-2 Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.1 and Section 5.3.

                  BUSINESS DAY: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Maryland, Minnesota or New York or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE: Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5 and A-6 hereto.

                  CERTIFICATE PRINCIPAL BALANCE: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

                  CERTIFICATE REGISTER: The register maintained pursuant to
Section 5.3.

                  CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained. The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  CERTIFICATE OWNER: With respect to a Book-Entry Certificate or Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

                  CLASS: All Certificates having the same priority and rights to payments from the Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6, as applicable.

                  CLASS A CERTIFICATES: The Class I-A-1, I-A-X, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5, II-A-6, II-A-7, II-A-8, II-A-9, II-A-X, A-PO-1, III-A-1,
IV-A-1 and A-PO-2 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-1, A-2 or A-3, as applicable.

                  CLASS I-A-X NOTIONAL AMOUNT: As of the Closing Date approximately $9,314,784, and with respect to any Distribution Date thereafter, shall equal the aggregate Scheduled Principal Balance of the Group I Non-Discount Loans as of the Due Date in the month preceding the month of such Distribution Date, multiplied by the following fraction:

                the weighted average of the Net Mortgage Rates of
                 the Group I Non-Discount Loans as of the first
                   day of the related Due Period minus 5.500%
              ----------------------------------------------------
                                     5.500%

                  CLASS II-A-7 NOTIONAL AMOUNT: For any Distribution Date, will be the aggregate outstanding Certificate Principal Balance of the PAC Certificates immediately prior to such Distribution Date multiplied by the following fraction:

           5.500% minus the weighted average of the Pass-Through Rates of the PAC Certificates
              ----------------------------------------------------
                                     5.500%

                  CLASS II-A-8 INTEREST RATE: With respect to the initial Interest Accrual Period, 2.52% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 1.40% (subject to a maximum rate of 7.500% per annum and a minimum rate of 1.40% per annum).

                  CLASS II-A-9 INTEREST RATE: With respect to the initial Interest Accrual Period, 13.695% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 16.775% minus (2.75 x LIBOR) subject to a maximum rate of 16.775% per annum and a minimum rate of 0.00% per annum).

                  CLASS II-A-X NOTIONAL AMOUNT: Will be, as of the Closing Date, approximately $23,600,194, and with respect to any Distribution Date will equal the aggregate Scheduled

Principal Balance of the Group II Non-Discount Loans, as of the first day of the related Due Period, multiplied by the following fraction:

                weighted average of the Net Mortgage Rates of the
             Group II Non-Discount Loans as of the first day of the
                         related Due Period minus 5.500%
              ----------------------------------------------------
                                     5.500%.

                  CLASS M-X NOTIONAL AMOUNT: Will be, as of the Closing Date, approximately $11,224,333, and with respect to any Distribution Date will equal the aggregate Scheduled Principal Balance of the Group III Non-Discount Loans and the Group IV Non-Discount Loans, as of the first day of the related Due Period, multiplied by the following fraction:

           weighted average of the Net Mortgage Rates of the Group III
          Non-Discount Loans and Group IV Non- Discount Loans as of the
                      first day of such month minus 5.000%
              ----------------------------------------------------
                                     5.000%.

                  CLASS PO COMPONENT PRINCIPAL BALANCE: For any Loan Group and a Distribution Date, will be that amount equal to (i) the product of (x) the weighted average of the Discount Fractions for such Loan Group as of the Closing Date and (y) the outstanding Principal Balance as of the Cut-Off Date of the Mortgage Loans included in that Loan Group that are Discount Loans less (ii) all amounts paid in respect of the related Principal Only Certificate from the related Available Distribution Amount on all prior Distribution Dates.

                  CLASS PRINCIPAL BALANCE: For any Class of Certificates (other than the Interest Only Certificates), the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Loans, as reduced from time to time by (x) distributions allocable to principal made thereon and (y) the portion of Realized Losses allocated thereto pursuant to Section 4.2 with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates pursuant to Section
4.2 shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to Section 4.1(a). Notwithstanding the foregoing, the Principal Balance of the most subordinate Class of Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Loans less the Principal Balance of all other Classes of Certificates. The Class Principal Balance for the Class A-1 Certificates shall be referred to as the "Class A-1 Principal Balance", the Class Principal Balance for the Class A-2 Certificates shall be referred to as the "Class A-2 Principal Balance" and so on. The Class Principal Balances of the Interest Only Certificates shall be zero.

                  CLASS R CERTIFICATES: The Certificate designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit A-6, which has been designated as the sole class of "residual interests" in REMIC I, REMIC II and REMIC III, respectively pursuant to Section 2.4.

                  CLASS R CERTIFICATEHOLDER: The registered Holder of the Class R Certificate.

                  CLASS R-1 INTEREST: The uncertificated residual interest in REMIC I.

                  CLASS R-2 INTEREST: The uncertificated residual interest in REMIC II.

                  CLASS R-3 INTEREST: The uncertificated residual interest in REMIC III.

                  CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

                  CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  CLEARSTREAM: Clearstream, Luxembourg, societe anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

                  CLOSING DATE:  October 30, 2003.

                  CODE: The Internal Revenue Code of 1986, as amended.

                  COLLATERAL DEFICIENCY AMOUNT: With respect to each Loan Group and any Distribution Date prior to the Credit Support Depletion Date, the amount by which (i) the sum of (x) the aggregate Class Principal Balances of the Senior Certificates related to a Loan Group (other than the related Interest Only Certificates and Principal Only Certificates) and (y) the related Class PO Component Principal Balance for such Distribution Date, in each case after giving effect to payments of principal (other than the related Collateral Deficiency Amount) on that Distribution Date exceeds (ii) the Scheduled Principal Balance of the Loans in the related Loan Group as of the last day of the related Due Period.

                  COMPENSATING INTEREST: For any Distribution Date, (i) with respect to the Loans serviced by National City, an amount equal to the aggregate Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date, (ii) with respect to the Loans serviced by Downey, Greenpoint and HSBC, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans for such Distribution Date and (b) the Servicing Fee payable to Downey, Greenpoint and HSBC, respectively, for such Distribution Date and (iii) with respect to the Master Servicer, the amount described in Section 3.20 for such Distribution Date.

                  CORPORATE TRUST OFFICE: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, Bank One, National

Association, 1 Bank One Plaza, Mail Stop IL1-0481, Chicago, Illinois 60670,
Attention: Global Corporate Trust Services, Deutsche Alt-A Securities, Inc., 2003-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator,
(A) for Certificate transfer and surrender purposes, Wells Fargo Bank Minnesota, National Association, Sixth and Marquette, Minneapolis, Minnesota 55479,
Attention: DBALT 2003-3 and (B) for all other purposes, Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: DBALT 2003-3, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

                  CORRESPONDING CERTIFICATES: With respect to REMIC II Regular Interest MT-I-A-1, the Class I-A-1 Certificates; with respect to REMIC II Regular Interest MT-II-A-1, the Class II-A-1 Certificates; with respect to REMIC II Regular Interest MT-II-A-2, the Class II-A-2 Certificates; with respect to REMIC II Regular Interest MT-II-A-3, the Class II-A-3 Certificates; with respect to REMIC II Regular Interest MT-II-A-4, the Class II-A-4 Certificates; with respect to REMIC II Regular Interest MT-II-A-5, the Class II-A-5 Certificates; with respect to REMIC II Regular Interest MT-II-A-6, the Class II-A-6 Certificates; with respect to REMIC II Regular Interest MT-II-A-8, the Class II-A-8 Certificates; with respect to REMIC II Regular Interest MT-II-A-9, the Class II-A-9 Certificates; with respect to REMIC II Regular Interest MT-III-A-1, the Class III-A-1 Certificates; with respect to REMIC II Regular Interest MT-IV-A-1, the Class IV-A-1 Certificates; with respect to REMIC II Regular Interest MT-R, Component R-3 of the Class R Certificates; with respect to REMIC II Regular Interest MT-A-PO-1, the Class A-PO-1 Certificates; with respect to REMIC II Regular Interest MT-A-PO-2, the Class A-PO-2 Certificates; with respect to REMIC II Regular Interest MT-I-A-X, the Class I-A-X Certificates; with respect to REMIC II Regular Interest MT-II-A-X, the Class II-A-X Certificates; with respect to REMIC II Regular Interest MT-MX, the Class M-X Certificates; with respect to REMIC II Regular Interest MT-M, the Class M Certificates; with respect to REMIC II Regular Interest MT-B-1, the Class B-1 Certificates; with respect to REMIC II Regular Interest MT-B-2, the Class B-2 Certificates; with respect to REMIC II Regular Interest MT-B-3, the Class B-3 Certificates; with respect to REMIC II Regular Interest MT-B-4, the Class B-4 Certificates; and with respect to REMIC II Regular Interest MT-B-5, the Class B-5 Certificates.

                  CREDIT SUPPORT DEPLETION DATE: The Distribution Date on which the Class Principal Balances of the Subordinate Certificates have been reduced to zero, prior to giving effect to principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

                  CROSS PAYMENT TRIGGER DATE: Any Distribution Date on which (i) the Class Principal Balances of the Group I Certificates, Group II Certificates, Group III Certificates or Group IV Certificates have been reduced to zero and
(ii) either (a) the Aggregate Subordination Percentage is less than 200% times the Aggregate Subordination Percentage as of the Closing Date, or (b) the mean aggregate Principal Balance of the Loans (including Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent for each of the immediately preceding six calendar months is greater than 50% of the Aggregate Subordination Amount for such Distribution Date.

                  CURTAILMENT: Any payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

                  CURTAILMENT SHORTFALL: With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month's interest on such Curtailment at the applicable Mortgage Interest Rate on such Loan.

                  CUSTODIAL AGREEMENT: The Custodial Agreement dated as of October 30, 2003, among the Trustee, Wells Fargo as Custodian, National City, Downey, Greenpoint and HSBC as such agreement may be amended or supplemented from time to time, or any other custodial agreement entered into after the date hereof with respect to any Loan subject to this Agreement.

                  CUSTODIAN: Either Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

                  CUT-OFF DATE: October 1, 2003; except that with respect to each Substitute Loan, the Cut-Off Date shall be the date of substitution.

                  DEFINITIVE CERTIFICATES: As defined in Section 5.3.

                  DELETED LOAN: A Loan replaced or to be replaced by a Substitute Loan.

                  DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither, the Percentage Interest appearing on the face thereof.

                  DEPOSITOR: Deutsche Alt-A Securities, Inc., a Delaware corporation, or its successor-in-interest.

                  DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

                  DEPOSITORY AGREEMENT: The Letter of Representations, dated October 29, 2003 by and among the Depository, the Depositor and the Trustee.

                  DEPOSITORY PARTICIPANT: A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DETERMINATION DATE: With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement.

                  DISCOUNT FRACTION: With respect to each Loan Group, the Group I Discount Fraction, Group II Discount Fraction, Group III Discount Fraction and Group IV Discount Fraction, respectively.

                  DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: With respect to each Loan Group, respectively, the Group I Discount Fractional Principal Amount, the Group II Discount Fractional Principal Amount, the Group III Discount Fractional Principal Amount or the Group IV Discount Fractional Principal Amount.

                  DISCOUNT LOAN: Any of the Group I Discount Loans, the Group II Discount Loans, the Group III Discount Loans or the Group IV Discount Loans, as applicable.

                  DISQUALIFIED ORGANIZATION: A "disqualified organization" as defined in Section 860E(e)(5) of the Code, and, for purposes of Article V herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Class R Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

                  DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.23 for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, as Securities Administrator, in trust for registered holders of Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

                  DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to such Distribution Date.

                  DISTRIBUTION DATE: With respect to distributions on the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being November 25, 2003. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

                  DOWNEY: Downey Savings and Loan Association, F.A., or any successor thereto.

                  DOWNEY SERVICING AGREEMENT: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2003, between the Seller and Downey, (as modified pursuant to the related Assignment Agreement).

                  DUE DATE: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

                  DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  ELIGIBLE ACCOUNT: Any account or accounts held and established by the Securities Administrator in trust for the Certificateholders at any Eligible Institution.

                  ELIGIBLE INSTITUTION: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to the Distribution Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

                  ELIGIBLE INVESTMENTS: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to the Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains the Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the applicable Servicer, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                  (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

                  (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" in the case of S&P and Moody's (the initial rating of the Class A Certificates);

                  (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

                  (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

                  (e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

                  (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in
(c) above;

                  (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

                  (i) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

                  (j) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

                  (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  EUROCLEAR: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

                  EXCESS LOSS: A Special Hazard Loss incurred on a Loan in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Loan in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Loan in excess of the Bankruptcy Coverage.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  FANNIE MAE: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

                  FRAUD COVERAGE: As of the Cut-Off Date approximately $10,605,878; thereafter, the Fraud Coverage shall be equal to (1) prior to the second Anniversary, an amount equal to 3.00% of the aggregate Principal Balance of the Loans as of the Cut-Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans up to such date of determination, (2) from the second to but not including the third Anniversary, an amount equal to 2.00% of the aggregate Principal Balance of the Loans as of the Cut-Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans since the most recent Anniversary up to such date of determination and (3) from the third to but not including the fifth Anniversary, an amount equal to (a) 1.00% of the aggregate Principal Balance of the Loans as of the Cut-Off Date minus (b) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the Fraud Coverage shall be zero. Fraud Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Senior Certificates and the Subordinate Certificates by each Rating Agency.

                  FRAUD LOSS: The occurrence of a loss on a Loan, as reported by the related Servicer, arising from any action, event or state of facts with respect to such Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, or the related Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

                  FREDDIE MAC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  GLOBAL CERTIFICATE: A Regulation S Temporary Global Certificate or a Regulation S Permanent Global Certificate.

                  GREENPOINT: Greenpoint Mortgage Funding, Inc., or any successor thereto.

                  GREENPOINT SERVICING AGREEMENT: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2003, as amended by Amendment Number One, dated as of September 1, 2003, each between the Seller and Greenpoint (as modified pursuant to the related Assignment Agreement).

                  GROUP I AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the amounts described in the definition of Available Distribution Amount that are related to the Group I Loans.

                  GROUP I CERTIFICATES: The Class I-A-1, I-A-X and A-PO-1 Certificates.

                  GROUP I DISCOUNT FRACTION: With respect to any Distribution Date and a Group I Discount Loan, the following fraction:


    5.500% minus the Net Mortgage Rate as of the Cut-Off Date on such Group I
                                 Discount Loan
       -----------------------------------------------------------------
                                     5.500%

                  GROUP I DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group I Discount Loan: an amount equal to the product of (a) the related Group I Discount Fraction multiplied by (b) the sum of the amounts allocable to such Group I Discount Loan described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP I DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date, the aggregate of the following with respect to each Group I Discount Loan: an amount equal to the related Group I Discount Fraction of any Realized Loss incurred with respect to such Group I Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP I DISCOUNT LOAN: Any Group I Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.500%.

                  GROUP I LOANS: Those Loans with conforming balances, having original terms to maturity greater than fifteen (15) years and identified on the Loan Schedule as Group I Loans.

                  GROUP I NON-DISCOUNT LOAN: Any Group I Loan having a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

                  GROUP II AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the amounts described in the definition of Available Distribution Amount that are related to the Group II Loans.

                  GROUP II CERTIFICATES: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-X and Class A-PO-1 Certificates.

                  GROUP II DISCOUNT FRACTION: with respect to any Distribution Date and a Group II Discount Loan, the following fraction:

          5.500% minus the Net Mortgage Rate as of the Cut-Off Date on such Group II Discount Loan
                  -------------------------------------------
                                     5.500%.

                  GROUP II DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group II Discount Loan: an amount equal to the product of (a) the Group II Discount Fraction multiplied by (b) the sum of the amounts allocable to such Loan described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP II DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date the aggregate of the following with respect to each Group II Discount Loan: an amount equal to the Group II Discount Fraction of any Realized Loss incurred with respect to each Group II Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP II DISCOUNT LOAN: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.000% per annum.

                  GROUP II LOANS: Those Loans having non-conforming balances, original terms to maturity of greater than fifteen (15) years and identified on the Loan Schedule as Group II Loans.

                  GROUP II NON-DISCOUNT LOAN: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

                  GROUP III AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the amounts described in the definition of Available Distribution Amount that are related to the Group III Loans.

                  GROUP III CERTIFICATES: The Class III-A-1, Class M-X, Class A-PO-2 and Class R Certificates.

                  GROUP III DISCOUNT FRACTION: With respect to any Distribution Date and a Group III Discount Loan, the following fraction:

          5.000% minus the Net Mortgage Rate as of the Cut-Off Date on such Group III Discount Loan
                ------------------------------------------------
                                    5.000%.

                  GROUP III DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group III Discount Loan: an amount equal to the product of (a) the Group III Discount Fraction and (b) the sum of the amounts allocable to such Loan described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP III DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date, the aggregate of the following with respect to each Group III Discount Loan: an amount equal to the Group III Discount Fraction of any Realized Loss incurred with respect to each Group III Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP III DISCOUNT LOAN: Any Group III Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.000% per annum.

                  GROUP III LOANS: Those Loans with conforming balances, having original terms, to maturity of less than or equal to fifteen (15) years and identified on the Loan Schedule as Group III Loans.

                  GROUP III NON-DISCOUNT LOAN: Any Group III Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.000% per annum.

                  GROUP IV AVAILABLE DISTRIBUTION AMOUNT: With respect to a Distribution Date, the sum of the amounts described in the definition of Available Distribution Amount that are related to the Group IV Loans.

                  GROUP IV CERTIFICATES: The Class IV-A-1, Class M-X and Class A-PO-2 Certificates.

                  GROUP IV DISCOUNT FRACTION: with respect to any Distribution Date and a Group IV Discount Loan, the following fraction:

          5.000% minus the Net Mortgage Rate as of the Cut-Off Date on such Group IV Discount Loan
                 ----------------------------------------------
                                    5.000%.

                  GROUP IV DISCOUNT FRACTIONAL PRINCIPAL AMOUNT: On each Distribution Date, the aggregate of the following with respect to each Group IV Discount Loan: an amount equal to the product of (a) the Group IV Discount Fraction and (b) the sum of the amounts allocable to such Loan described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal for that Distribution Date.

                  GROUP IV DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL: For any Distribution Date prior to the Credit Support Depletion Date the aggregate of the following with respect to each Group IV Discount Loan: an amount equal to the Group IV Discount Fraction of any Realized Loss with respect to each Group IV Discount Loan during the related Prepayment Period, other than an Excess Loss. For any Distribution Date on or after the Credit Support Depletion Date, zero.

                  GROUP IV DISCOUNT LOAN: Any Group IV Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.000% per annum.

                  GROUP IV LOANS: Those Loans with non-conforming balances, original terms to maturity of less than or equal to fifteen (15) years and identified on the Loan Schedule as Group IV Loans.

                  GROUP IV NON-DISCOUNT LOAN: Any Group IV Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.000% per annum.

                  HSBC: HSBC Mortgage Corporation (USA), or any successor thereto.

                  HSBC SERVICING AGREEMENT: Shall mean the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2002, as amended by Amendment Number One, dated as of January 1, 2003, each between the Seller and HSBC (as modified pursuant to the related Assignment Agreement).

                  INDEPENDENT: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Servicer and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, either Servicer or the Master Servicer or any Affiliate of either and (iii) is not connected with the Depositor, either Servicer or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INDIRECT DEPOSITORY PARTICIPANTS: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

                  INSURANCE PROCEEDS: Proceeds of any title policy, hazard policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement and net of any portion thereof that represents a recovery of principal or interest for which an advance was made by a Servicer or the Master Servicer.

                  INTEREST ACCRUAL PERIOD: With respect to each Distribution Date and all Certificates other than the Adjustable Rate Certificates, the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Adjustable Rate Certificates for each Distribution Date is the period from the 25th day of the month before the month in which a Distribution Date occurs through the 24th day of the month in which that Distribution Date occurs.

                  INTEREST DISTRIBUTION AMOUNT: On any Distribution Date, for any Class of Certificates (other than the Principal Only Certificates), the amount of interest accrued on such Class during the related Interest Accrual Period which shall be equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the Class Principal Balance or Notional Amount, as applicable, for such Class before giving effect to allocations of Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by (b) Uncompensated Interest Shortfalls allocated to such Class pursuant to the definition of "Uncompensated Interest Shortfall" and the interest portion of Realized Losses allocated to such Class pursuant to Section 4.2. The Interest Distribution Amount for the Principal Only Certificates on any Distribution Date shall equal zero.

                  INTEREST ONLY CERTIFICATES: The Class I-A-X, Class II-A-X, Class II-A-7 and Class M-X Certificates.

                  INVESTMENT WITHDRAWAL DISTRIBUTION DATE: As defined in Section 3.23(c).

                  JUNIOR SUBORDINATE CERTIFICATES: The Class B-3, B-4 and B-5 Certificates, collectively.

                  LIBOR: For the initial Interest Accrual Period, 1.12% with respect to the Class II-A-8 Certificates and Class II-A-9 Certificates, and for any Interest Accrual Period thereafter, the one month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

                  (i) The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

                  (ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

                  LIBOR BUSINESS DAY: Any day on which dealings in United States dollars are transacted in the London interbank market.

                  LIBOR DETERMINATION DATE: The second LIBOR Business Day before the first day of the related Interest Accrual Period.

                  LIQUIDATED LOAN: A Loan as to which a Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

                  LIQUIDATION PRINCIPAL: With respect to any Distribution Date and any Loan Group, the principal portion of net Liquidation Proceeds received with respect to each such Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

                  LIQUIDATION PROCEEDS: The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan through a trustee's sale, foreclosure sale or otherwise, or
(iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.1, in each case net of any portion thereof that represents a recovery of principal or interest for which an advance was made by a Servicer or the Master Servicer.

                  LOAN DOCUMENTS: The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

                  LOAN SCHEDULE: The schedule, as amended from time to time, of Loans, attached hereto as Schedule One, which shall set forth as to each Loan the following, among other things:

                    (i) the loan number of the Loan and name of the related Mortgagor;

                    (ii) the street address of the Mortgaged Property including city, state and zip code;

                    (iii) the Mortgage Interest Rate as of the Cut-Off Date;

                    (iv) the original term and maturity date of the related
                         Mortgage Note;

                    (v)  the original Principal Balance;

                    (vi) the first payment date;

                    (vii) the Monthly Payment in effect as of the Cut-Off Date;

                    (viii) the date of the last paid installment of interest;

                    (ix) the unpaid Principal Balance as of the close of
                         business on the Cut-Off Date;

                    (x)  the Loan-to-Value ratio at origination;

                    (xi) the type of property and the Original Value of the
                         Mortgaged Property;

                    (xii) whether a primary mortgage insurance policy is in
                         effect as of the Cut-Off Date;

                    (xiii) the nature of occupancy at origination; and

                    (xiv) the related Loan Group.

                  LOANS: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a "Loan".

                  LOAN-TO-VALUE RATIO: The original principal amount of a Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Loan divided by the Original Value.

                  LOCKOUT PERCENTAGE: For any Distribution Date, shall equal (i) the Class II-A-1 Principal Balance divided by (ii) the aggregate Scheduled Principal Balance of the Group II Loans as of the related Due Date (exclusive of the Group II Discount Fraction of such Scheduled Principal Balance of each Group II Discount Loan).

                  LOCKOUT PRINCIPAL AMOUNT: For any Distribution Date shall equal the product of (i) the Lockout Percentage; (ii) the related Step Down Percentage; and (iii) the sum of the following for that Distribution Date: (A) the Principal Distribution Amount with respect to the Group II Loans for such Distribution Date (exclusive of the portion thereof attributable to the Group II Discount Fractional Principal Amount); (B) the Principal Prepayment Amount with respect to the Group II Loans for such Distribution Date (exclusive of the portion thereof attributable to the Group II Discount Fractional Principal Amount); and (C) the Liquidation Principal with respect to the Group II Loans for such Distribution Date (exclusive of the portion thereof attributable to the Group II Discount Fractional Principal Amount).

                  MASTER SERVICER: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

                  MASTER SERVICER EVENT OF DEFAULT: One or more of the events described in Section 7.1 hereof.

                  MASTER SERVICING FEE RATE:  0.008% per annum.

                  MASTER SERVICING FEE: As to each Loan and any Distribution Date, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date.

                  MONTHLY PAYMENT: The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

                  MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

                  MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  MORTGAGE FILE: The Loan Documents pertaining to a particular Loan.

                  MORTGAGE INTEREST RATE: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

                  MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of October 30, 2003, between the Depositor and the Seller.

                  MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

                  MORTGAGE POOL: All of the Loans.

                  MORTGAGED PROPERTY: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

                  MORTGAGOR: The obligor on a Mortgage Note.

                  NATIONAL CITY: National City Mortgage Co., or any successor thereto.

                  NATIONAL CITY SERVICING AGREEMENT: The Master Seller's Warranties and Servicing Agreement, dated as of October 1, 2002, as amended by Amendment Number One, dated as of October 1, 2002, each between the Seller and National City (as modified pursuant to the related Assignment Agreement).

                  NET MORTGAGE RATE: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the Servicing Fee Rate and the Master Servicing Fee Rate.

                  NONRECOVERABLE ADVANCE: With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer shall have determined to be nonrecoverable pursuant to Section 4.4, respectively, and which was, or is proposed to be, made by such Servicer or the Master Servicer.

                  NON-U.S. PERSON: A Person that is not a U.S. Person.

                  NOTIONAL AMOUNT: Either the Class I-A-X Notional Amount, the Class II-A-X Notional Amount, the Class II-A-7 Notional Amount or the Class M-X Notional Amount.

                  OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

                  OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  ORIGINAL VALUE: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

                  OTS: The Office of Thrift Supervision, or any successor thereto.

                  OWNERSHIP INTEREST: With respect to any Subordinate Certificate or Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

                  PAC CERTIFICATES: The Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, and Class II-A-6 Certificiates.

                  PASS-THROUGH ENTITY: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

                  PASS-THROUGH RATE: For each Class of interest bearing Certificates, other than the Variable Rate Certificates and the Adjustable Rate Certificates, the per annum rate set forth as the Pass-Through Rate for such Class in the Preliminary Statement hereto. On each Distribution Date, the Pass-Through Rate on the Class II-A-8 Certificates will be equal to the Class II-A-8 Interest Rate for such Distribution Date and the Pass-Through Rate on the Class II-A-9 Certificates will be equal to the Class II-A-9 Interest Rate for such Distribution Date. On each Distribution Date, the interest rate on each class of Variable Rate Certificates will be equal to the Subordinate Interest Rate for such Distribution Date.

                  PAYOFF: Any payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due

Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

                  PERCENTAGE INTEREST: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

                  PERMITTED TRANSFEREE: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel (which shall not be an expense of the Securities Administrator or Trustee) that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

                  PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PLAN: As defined in Section 5.3.

                  PLANNED PRINCIPAL BALANCE: With respect to any Distribution Date and the Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, the amount set forth on the Planned Principal Balance Table for such Distribution Date.

                  PLANNED PRINCIPAL BALANCE TABLE: The table attached hereto as Schedule Two.

                  POOL STRIP RATE: With respect to each Group I Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group I Loan over (b) 5.50%. With respect to each Group II Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group II Loan over (b) the 5.50%. With respect to each Group III Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group III Loan over (b) 5.00%. With respect to each Group IV Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Group IV Loan over (b) 5.00%.

                  PREPAID MONTHLY PAYMENT: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

                  PREPAYMENT INTEREST SHORTFALL: For any Distribution Date and any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

                  PREPAYMENT PERIOD: For any Distribution Date, the calendar month immediately preceding such Distribution Date.

                  PRINCIPAL BALANCE: For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination.

                  PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date and any Loan Group, the sum of (i) the principal portion of all scheduled Monthly Payments on the related Loans due during the related Due Period, (ii) the principal portion of repurchase proceeds received with respect to the related Loans which were repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement during the related Prepayment Period, and
(iii) any other unscheduled payments of principal which were received with respect to the related Loans during the applicable Prepayment Period, other than Payoffs, Curtailments and Liquidation Principal.

                  PRINCIPAL ONLY CERTIFICATES: The Class A-PO-1 Certificates and Class A-PO-2 Certificates.

                  PRINCIPAL PREPAYMENT: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

                  PRINCIPAL PREPAYMENT AMOUNT: On any Distribution Date and for any Loan Group, the sum of (i) Curtailments received during the related Prepayment Period and (ii) Payoffs received during the related Prepayment Period
..

                  PRO RATA ALLOCATION: On any Distribution Date with respect to
(i) the allocation of the principal portion of certain losses relating to a Loan to the related Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) and/or to the Subordinate Certificates, as applicable, pro rata, according to their respective Class Principal Balances on such date of allocation (except that if the loss is incurred with respect to a Discount Loan, the related Discount Fraction of such loss will be allocated to the related Class of Principal Only Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical); and (ii) the allocation of the interest portion of certain losses relating to a Loan to the related Senior Certificates (other than the Principal Only Certificates), and/or to the Subordinate Certificates, as applicable, pro rata, first according to the Interest Distribution Amounts due to such Classes on such date of allocation in reduction thereof until the amount accrued but unpaid on such Distribution Date has been reduced to zero and then, pro rata, according to their respective Class Principal Balances on such date of allocation in reduction thereof until the Certificate Principal Balances thereof have been reduced to zero.

                  PROTECTED ACCOUNT: An account or accounts established and maintained for the benefit of the Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

                  PURCHASE OBLIGATION: An obligation of the Depositor to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

                  PURCHASE PRICE: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.1), (ii) in the case of
(x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to
Section 4.1, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or the date an Advance by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement,
(iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees or Master Servicing Fees allocable to such Loan or REO Property and (iv) in the case of a Loan required to be purchased pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with a violation by any such Loan of any predatory or abusive lending law.

                  RATING AGENCY: Initially, each of S&P and Moody's; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

                  RATINGS: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

                  REALIZED LOSS: For any Distribution Date and any Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the principal balance of such Loan remaining outstanding (after all recoveries of principal, including net Liquidation Proceeds, have been applied thereto) and the principal portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans other than the related Loan, and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans other than the related Loan. The amounts described in clause (i) shall be the principal portion of Realized Losses and the amounts described in clause (ii) shall be the interest portion of Realized Losses. For any Distribution Date and any Loan which is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Loan as of the related Due Date shall be treated as a Realized Loss allocable to principal.

                  RECORD DATE: With respect to each Distribution Date and each Certificate other than the Adjustable Rate Certificates, the last Business Day of the month immediately preceding the month of the related Distribution Date with respect to each Distribution Date and the Adjustable Rate Certificates, the Business Day prior to the related Distribution Date.

                  REFERENCE BANKS: Bankers Trust Company, Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

                  REGULAR INTEREST CERTIFICATES: The Certificates, other than the Class R Certificates.

                  REGULATION S PERMANENT GLOBAL CERTIFICATE: As defined in
Section 5.1.

                  REGULATION S TEMPORARY GLOBAL CERTIFICATE: As defined in
Section 5.1.

                  RELEASE DATE: The 40th day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

                  RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state laws.

                  RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and a Loan, any reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust
Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any prepayment fees and late payment charges received on the Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the Distribution Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Loans; and (v) the Depositor's interest in respect of the representations and warranties made by the Seller and the Originator in the Loan Purchase Agreements as assigned to the Trustee pursuant to Section 2.1 hereof.

                  REMIC I SUBORDINATE BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "SUB," equal to the ratio among:

                  (1) the excess of (x) the aggregate Scheduled Principal Balance of the Group I Loans over (y) the sum of (a) the Class Principal Balance of the Class I-A-1 Certificates and (b) the Class PO Component Principal Balance related to the Group I Loans.

                  (2) the excess of (x) the aggregate Scheduled Principal Balance of the Group II Loans over (y) the sum of (a) the aggregate Certificate Principal Balance of the Group II Certificates (other than the Class A-PO-1 Certificates) and (b) the Class PO Component Principal Balance related to the Group II Loans;

                  (3) the excess of (x) the aggregate Scheduled Principal Balance of the Group III Loans over (y) the sum of (a) the Class Principal Balance of the Group III Certificates (other than the Class A-PO-2 Certificates) and (b) the Class PO Component Principal Balance related to the Group III Loans;

                  (4) the excess of (x) the aggregate Scheduled Principal Balance of the Group IV Loans over (y) the sum of (a) the Class Principal Balance of the Class IV-A-1 Certificates and (b) the Class PO Component Principal Balance related to the Group I Loans.

                  REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Uncertificated REMIC II Regular Interests and Component R-2 of the Class R Certificates, with respect to which a separate REMIC election is to be made.

                  REMIC III: The segregated pool of assets consisting of the Uncertificated REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class I-A-1, I-A-X, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5, II-A-6, II-A-7, II-A-8, II-A-9, II-A-X, A-PO-1, III-A-1, IV-A-1,
A-PO-2, M-X, R, M, B-1, B-2, B-3, B-4 and B-5 Certificates and Component R-3 of the Class R Certificates with respect to which a separate REMIC election is to be made.

                  REMIC III CERTIFICATES: Any of the Class I-A-1, I-A-X, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5, II-A-6, II-A-7, II-A-8, II-A-9, II-A-X, A-PO-1,
III-A-1, IV-A-1, A-PO-2, M-X, R, M, B-1, B-2, B-3, B-4 and B-5 Certificates and Component R-3 of the Class R Certificates.

                  REMIC OPINION: An Opinion of Counsel stating that, under the REMIC Provisions, any contemplated action will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

                  REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMITTANCE REPORT: A report by the Securities Administrator pursuant to Section 4.3.

                  REO DISPOSITION: The sale or other disposition of an REO Property on behalf of REMIC I.

                  REO IMPUTED INTEREST: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  REO PROPERTY: A Mortgaged Property, title to which has been acquired by a Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

                  RESIDUAL CERTIFICATE: The Class R Certificate which is being issued in a single class. Components R-1, R-2 and R-3 of the Class R Certificate are hereby each designated the sole Class of "residual interests" in the REMIC I, REMIC II, and REMIC III, respectively, for purposes of Section 860G(a)(2) of the Code.

                  RESIDUAL DISTRIBUTION AMOUNT: On any Distribution Date, any portion of the Available Distribution Amount remaining after all distributions to the Certificates pursuant to Section 4.1(a)(I) (1) through (8) or 4.1(a) (II)
(1) through (4) as applicable for such Distribution Date. (Upon termination of the obligations created by this Agreement and the Trust Fund created hereby, the amounts which remain on deposit in the Distribution Account after payment to the Certificateholders of the amounts set forth in Section 9.1 of this Agreement, and subject to the conditions set forth therein.)

                  RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the

Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. provided, that at any time it is a Rating Agency.

                  SCHEDULED PRINCIPAL BALANCE: With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

                  SECURITIES ACT: The Securities Act of 1933, as amended.

                  SECURITIES ADMINISTRATOR: As of the Closing Date, Wells Fargo Bank Minnesota, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

                  SELLER: Deutsche Bank AG New York Branch, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements.

                  SENIOR CERTIFICATES: The Class A Certificates, the Class M-X Certificates and the Class R Certificates.

                  SENIOR INTEREST SHORTFALL AMOUNT: For any Distribution Date and a group of Senior Certificates (other than the Principal Only Certificates), will be equal to that amount by which the aggregate Interest Distribution Amounts payable to that group of Senior Certificates on such Distribution Date exceeds the related Available Distribution Amount.

                  SENIOR LIQUIDATION AMOUNT: For any Distribution Date and any Loan Group, the aggregate with respect to each related Loan which became a Liquidated Loan during the related Prepayment Period, of the lesser of: (i) the related Senior Percentage of the Principal Balance of such Loan (exclusive with respect to a Discount Loan, of the applicable Discount Fraction thereof), and
(ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan (exclusive with respect to a Discount Loan, of the applicable Discount Fraction thereof).

                  SENIOR PERCENTAGE: As of the Closing Date, approximately 93.75% for the Group I Loans, 93.52% for the Group II Loans, 93.97% for the Group III Loans and 97.76% for the Group IV Loans, and thereafter, with respect to a Loan Group for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balances of the related Senior Certificates immediately preceding such Distribution Date (other than the Principal Only Certificates and Interest Only Certificates) and the denominator of which is the aggregate Scheduled Principal Balance of the Loans in such Loan Group, (exclusive of the applicable Discount Fraction of the Scheduled Principal Balance of each related Discount Loan), in each case as of the first day of the related Due Period.

                  SENIOR PREPAYMENT PERCENTAGE: For each Loan Group, (i) On any Distribution Date occurring before the Distribution Date in November 2008, 100%;
(ii) on any other Distribution Date on which the Aggregate Senior Percentage for such Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date, 100%; and (iii) on any other Distribution Date in each of the months of October 2008 and thereafter, 100%, unless:

                  (a) the mean aggregate Scheduled Principal Balance of the Loans which are 60 or more days delinquent (including loans in foreclosure, bankruptcy and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Aggregate Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Loans allocated to the Subordinate Certificates are less than or equal to the following amounts:

                                                                  PERCENTAGE OF THE AGGREGATE SUBORDINATE
                     DISTRIBUTION DATE OCCURRING IN                   AMOUNT  AS OF THE CUT-OFF DATE
         November 2008 through October 2009.................                        30%
         November 2009 through October 2010.................                        35%
         November 2010 through October 2011.................                        40%
         November 2011 through October 2012.................                        45%
         November 2012 and thereafter.......................                        50%


                  in which case, the Senior Prepayment Percentage shall be as follows:


          DISTRIBUTION DATE OCCURRING IN                             SENIOR PREPAYMENT PERCENTAGE
November 2003 through October 2008.............     100%
November 2008 through October 2009.............     Senior Percentage + 70% of Subordinate Percentage
November 2009 through October 2010.............     Senior Percentage + 60% of Subordinate Percentage
November 2010 through October 2011.............     Senior Percentage + 40% of Subordinate Percentage
November 2011 through October 2012.............     Senior Percentage + 20% of Subordinate Percentage
November 2012 and thereafter...................     Senior Percentage

                  If on any Distribution Date the allocation to the Senior Certificates (other than the Principal Only Certificates and Interest Only Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Senior Certificates (other than the Principal Only Certificates and Interest Only Certificates) below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Principal Only Certificates shall receive the related Discount Fraction of all principal payments, including, without limitation, Principal Prepayments, received in respect of each Discount Loan.

                  SENIOR PRINCIPAL AMOUNT: For any Distribution Date and any Loan Group, an amount equal to the sum of the following for that Distribution
Date: (a) the related Senior Percentage of the related Principal Distribution Amount for such Distribution Date (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount for such Distribution
Date), (b) the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount for such Distribution Date) and (c) the Senior Liquidation Amount for such Distribution Date.

                  SENIOR SUBORDINATE CERTIFICATES: The Class M, the Class B-1 and Class B-2 Certificates, collectively.

                  SERVICER: National City, Downey, Greenpoint or HSBC, as applicable, or any successor appointed under the applicable Servicing Agreement.

                  SERVICER REMITTANCE DATE: With respect to each Distribution Date shall mean (i) with respect to National City, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately following such 18th day, (ii) with respect to Downey and HSBC, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day and (iii) with respect to Greenpoint, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

                  SERVICING ADVANCES: The customary reasonable and necessary "out-of-pocket" costs and expenses incurred by the applicable Servicer in connection with a default, delinquency or other unanticipated event by the applicable Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

                  SERVICING AGREEMENT: The National City Servicing Agreement, the Greenpoint Servicing Agreement, the HSBC Servicing Agreement or the Downey Servicing Agreement.

                  SERVICING FEE: With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

                  SERVICING FEE RATE: 0.25% per annum.

                  SERVICING OFFICER: Any individual involved in, or responsible for, the administration and servicing (or in the case of the Master Servicer, master servicing) of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

                  SPECIAL HAZARD COVERAGE: As of the Cut-Off Date approximately $3,535,293, and thereafter on each Anniversary, the Special Hazard Coverage shall be reduced, to an amount equal to the lesser of (1) the greatest of (a) the aggregate Principal Balance of the Loans located in the California zip code containing the largest aggregate Principal Balance of the Loans, (b) 1.00% of the aggregate unpaid Principal Balance of the Loans and (c) twice the Principal Balance of the largest Loan, in each case calculated as of the Due Date in the immediately preceding month, and (2) the initial Special Hazard Coverage amount of $3,535,293 as reduced by the Special Hazard Losses with respect to the Loans allocated to the Certificates since the Cut-Off Date. Special Hazard Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Senior Certificates and the Subordinate Certificates by each Rating Agency.

                  SPECIAL HAZARD LOSS: The occurrence of any direct physical loss or damage to a Mortgaged Property, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or
(viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

                  STARTUP DAY: With respect to each REMIC, the day designated as such pursuant to Section 10.1(b) hereof.

                  STEP DOWN PERCENTAGE: For any Distribution Date shall be the percentage indicated below:


                     DISTRIBUTION DATE OCCURRING IN       STEP DOWN PERCENTAGE
         November 2003 through October 2008...........             0%
         November 2008 through October 2009...........             30%
         November 2009 through October 2010...........             40%
         November 2010 through October 2011...........             60%
         November 2011 through October 2012...........             80%
         November 2012 and thereafter.................            100%

                  SUBORDINATE AMOUNT: For any Loan Group on any date of determination, the excess of the aggregate Scheduled Principal Balance of the related Loans as of such date over the sum of (x) the aggregate Certificate Principal Balance of the related Senior Certificates, other than the Principal Only Certificates then outstanding and (y) the related Class PO Component Principal Balance.

                  SUBORDINATE CERTIFICATES: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibits A-4 and A-5, as applicable, and for purposes of this Agreement, the "order of seniority" from highest to lowest of such certificates shall be the order designated in the beginning of this definition.

                  SUBORDINATE COMPONENT: For any Loan Group and a Distribution Date will equal the Subordinate Amount for such Loan Group.

                  SUBORDINATE INTEREST RATE: For any Distribution Date will be the weighted average of the interest rates at which each of the Subordinate Components accrue interest, weighted on the basis of the related Subordinate Amount. The Subordinate Components related to the Group I Mortgage Loans and the Group II Mortgage Loans will accrue interest at 5.50% per annum. The Subordinate Components related to the Group III Mortgage Loans and the Group IV Mortgage Loans will accrue interest at 5.00% per annum.

                  SUBORDINATE LIQUIDATION AMOUNT: For a Distribution Date and any Loan Group, the excess, if any, of (i) the aggregate Liquidation Principal for all Loans in such Loan Group which became Liquidated Loans during the related Prepayment Period, over (ii) the sum of the related Senior Liquidation Amount for such Distribution Date and the applicable Discount Fraction of Liquidation Principal received with respect to each Discount Loan in such Loan Group, if any, during the related Prepayment Period.

                  SUBORDINATE PERCENTAGE: For any Distribution Date and any Loan Group, 100% minus the related Senior Percentage for such date. As of the Closing Date, the Subordinate Percentage will be approximately 6.25% with respect to the Group I Loans, 6.48% with respect to the Group II Loans, 6.03% with respect to the Group III Loans and 2.24% with respect to the Group IV Loans.

                  SUBORDINATE PREPAYMENT PERCENTAGE: For any Distribution Date and any Loan Group, 100% minus the related Senior Prepayment Percentage. As of the Closing Date, approximately 0% for each Loan Group.

                  SUBORDINATE PRINCIPAL AMOUNT: With respect to any Distribution Date and any Loan Group, an amount equal to the sum of the following for that Distribution Date:

                  (1) the related Subordinate Percentage of the related Principal Distribution Amount (exclusive of the portion thereof attributable to the related Discount Fractional Principal Amount);

                  (2) the related Subordinate Principal Prepayment Amount; and

                  (3) the related Subordinate Liquidation Amount;

                  provided, however, that the Subordinate Principal Amount for each Loan Group shall be reduced by the amounts required to be distributed to the Principal Only Certificates with respect to the related Discount Fractional Principal Shortfall for such Loan Group on such Distribution Date. Any reduction in the Subordinate Principal Amount pursuant to the foregoing proviso shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in such order of priority.

                  SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT: For any Distribution Date and a Loan Group, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date (exclusive of the portion thereof attributable to the applicable Discount Fractional Principal Amount for that Distribution Date).

                  SUBORDINATION LEVEL: On any specified date and any Class of Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of Realized Losses on such date; by (2) the sum of the Class Principal Balances of all Classes of Certificates as of such date, before giving effect to distributions of principal or allocations of Realized Losses on such date.

                  SUBSTITUTE LOAN: A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) have the same Due Date as the Due Date on the Deleted Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (vii) is a "qualified mortgage" as defined in the REMIC Provisions and (vii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be. In the event that the Deleted Loan is a Discount Loan, the Substitute Loan(s) shall be deemed to be a Discount Loan(s) regardless of the Net Mortgage Rate thereof.

                  TAX MATTERS PERSON: The Holder of the Class R Certificates issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for REMIC I, REMIC II and REMIC III within the meaning of Section 6231(a)(7) of the

Code. For tax years commencing after any transfer of the Class R Certificate, the holder of the greatest Percentage Interest in the Class R Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to
Section 5.3(f). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

                  TERMINATION PRICE: As defined in Section 9.1.

                  TERMINATOR: As defined in Section 9.1.

                  TRANSFER: Any direct or indirect transfer, sale, pledge or other disposition of, or directly or indirectly transferring, selling or pledging, any Ownership Interest in a Subordinate Certificate or Residual Certificate.

                  TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Subordinate Certificate or Residual Certificate.

                  TRUST FUND: Collectively, all of the assets of REMIC I, REMIC II and REMIC III and any amounts on deposit therein and any proceeds thereof.

                  TRUSTEE: Bank One, National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

                  UNCERTIFICATED PRINCIPAL BALANCE: With respect to each Uncertificated REMIC Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.5 and (y) the aggregate of all reductions in Class Certificate Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC Regular Interest pursuant to Section 4.5.

                  UNCERTIFICATED REMIC ACCRUED INTEREST: With respect to each Distribution Date, as to any Uncertificated REMIC Regular Interest, interest accrued during the related Interest Accrual Period at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance thereof immediately prior to such Distribution Date. Uncertificated REMIC Accrued Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Uncertificated REMIC Accrued Interest on any Uncertificated REMIC Regular Interest will be reduced by the amount of: (i) Prepayment Interest Shortfalls on all Loans, (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses on all Loans (including Excess Losses), (iii) the interest portion of Advances that were (A) previously made with respect to a Loan or REO Property on all Loans which remained unreimbursed following the Cash Liquidation or REO Disposition of such Loan or REO Property or (B) made with respect to delinquencies that were ultimately determined to be Excess Losses, and (iv) any other interest shortfalls, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Uncertificated REMIC Regular Interests in proportion to their respective amounts of Uncertificated REMIC Accrued Interest payable on such Distribution Date absent such reductions.

                  UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to Uncertificated REMIC I Regular Interests LT-I-SUB, LT-I-ZZZ, LT-II-SUB, LT-II-ZZZ, LT-III-SUB, LT-III-ZZZ, LT-IV-SUB and LT-IV-ZZZ, 5.50%, 5.50%, 5.50%, 5.50%, 5.00%, 5.00%, 5.00% and 5.00%, respectively. With respect to
Uncertificated REMIC I Regular Interest LT-I-PO, LT-II-PO, LT-III-PO and LT-IV-PO, 0.00%, 0.00%, 0.00% and 0.00%, respectively. With respect to Uncertificated REMIC I Regular Interest LT-I-IO, LT-II-IO, LT-III-IO and LT-IV-IO, the related Pool Strip Rate.

                  UNCERTIFICATED REMIC II PASS-THROUGH RATE: With respect to each of Uncertificated REMIC II Regular Interest MT-I-A-1, MT-II-A-1, MT-II-A-2, MT-II-A-3, MT-II-A-4, MT-II-A-5 and MT-II-A-6, 5.50%. With respect to each of Uncertificated REMIC II Regular Interest MT-I-A-X and MT-II-A-X, the Pool Strip Rate for the Group I Loans and Group II Loans, respectively. With respect to Uncertificated REMIC II Regular Interest MT-M-X, the Pool Strip Rate for each of the Group III Loans and Group IV Loans. With respect to Uncertificated REMIC II Regular Interest MT-II-A-8, a variable Pass-Through Rate, initially equal to 2.52% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 1.40%, subject to a maximum rate of 7.50% per annum and a minimum rate of 1.40% per annum. With respect to Uncertificated REMIC II Regular Interest MT-II-A-9, a variable Pass-Through Rate, initially equal to 13.695% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 16.775% minus (2.75% x LIBOR), subject to a maximum rate of 16.775% per annum and a minimum rate of 0.00% per annum. With respect to each of the Uncertificated REMIC II Regular Interests MT-M, MT-B-1, MT-B-2, MT-B-3, MT-B-4 and MT-B-5, a variable Pass-Through Rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates on each Uncertificated REMIC I Regular Interest ending with the designation "SUB."

                  UNCERTIFICATED REMIC REGULAR INTERESTS: With Respect to Uncertificated REMIC Regular Interests, the Uncertificated REMIC I Regular Interests and Uncertificated REMIC II Regular Interests.

                  UNCERTIFICATED REMIC I REGULAR INTERESTS: Each uncertificated partial undivided beneficial ownership interest in REMIC I as designated in the Preliminary Statement having a principal balance equal to its Uncertificated Principal Balance, and which bears interest at a rate equal to its Uncertificated REMIC I Pass-Through Rate.

                  UNCERTIFICATED REMIC II REGULAR INTERESTS: Each uncertificated partial undivided beneficial ownership interest in REMIC II as designated in the Preliminary Statement having a principal balance equal to its Uncertificated Principal Balance, and which bears interest at a rate equal to its Uncertificated REMIC II Pass-Through Rate.

                  UNCERTIFICATED REMIC REGULAR INTEREST DISTRIBUTION AMOUNT:
With respect to any Distribution Date and each Uncertificated REMIC Regular Interest, the sum of the amounts deemed to be distributed on such Uncertificated REMIC Regular Interest for such Distribution Date pursuant to Section 4.5.

                  UNDERCOLLATERALIZED GROUP: A Loan Group for which the sum of
(x) the aggregate Certificate Principal Balance of the related Senior Certificates other than the Principal Only Certificates and (y) the related Class PO Component Principal Balance on such Distribution Date (in each case after giving effect to distributions of principal on that Distribution Date from accounts received or advanced with respect to the Loans Related to such Loan Group other than cross-collateralization payments) is greater than the scheduled principal balance of the Mortgage Loans in that loan group as of such Distribution Date.

                  UNDERWRITER: Deutsche Bank Securities Inc.

                  UNINSURED CAUSE: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

                  U.S. PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

                  VARIABLE RATE CERTIFICATES: The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

                  WELLS FARGO: Wells Fargo Bank Minnesota, National Association, or any successor thereto.

                                   ARTICLE II
                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.1. Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement and the Assignment Agreements (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreement, the Servicing Agreements and Assignment Agreements.

                  In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Loan as described under Section 2 of the Custodial Agreement (the " Loan Documents"). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, the Depositor under the Custodial Agreement will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

                  Section 2.2. Acceptance by Trustee. The Trustee acknowledges receipt, subject to the provisions of Section 2.1 hereof and Section 2 of the Custodial Agreement, of the Loan Documents and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  Section 2.3. Repurchase or Substitution of Loans.

                  (a) Upon its discovery or its receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the Custodial Agreement, shall release or cause the Custodian to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Loan to be removed from REMIC I (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  (b) Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Loan for which the Seller, substitutes a Substitute Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers' Certificate providing that each such Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Master Servicer, with respect to such Substitute Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of REMIC I and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the Custodial Agreement, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by (i) the Seller, if the affected Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan's status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to the Seller or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

                  (d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section
2.5 which materially and adversely affects the interests of the Certificateholders in any Loan, the Master Servicer shall cure such breach in all material respects.

                  Section 2.4. Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests.

                  (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

                  (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I, REMIC II and REMIC III be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC III shall consist of the Class A Certificates, the M-X Certificates and the Subordinate Certificates. The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC III shall consist of the Class R-3 Interest. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC II shall consist of the REMIC II Regular Interests. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC II shall consist of the Class R-2 Interest. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist the REMIC I Regular Interests. The "residual interest" (within the meaning of
Section 860(G)(a)(2) of the Code) of REMIC I shall consist of the Class R-1 Interest.

                  Section 2.5. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

               (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

               (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

               (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

               (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

               (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

               (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

                  Section 2.6. Establishment of the Trust.

                  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2003-3" and does hereby appoint Bank One, National Association, as Trustee in accordance with the provisions of this Agreement.

                                  ARTICLE III



               ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

                  Section 3.1. Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.4 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Loan monitoring with the actual remittances of the Servicers to the Distribution Account pursuant to the applicable Servicing Agreements.

                  The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

                  The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodian's or the Securities Administrator's actual costs.

                  The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity.

                  Section 3.2. REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof prepared at the expense of the Trust Fund; and
(b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreements, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof.

                  Section 3.3. Monitoring of Servicers. (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of any Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

                  Section 3.4. Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Feddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

                  Section 3.5. Power to Act; Procedures. The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or applicable Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to
Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

                  Section 3.6. Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

                  Section 3.7. Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such request for release shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

                  Section 3.8. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

                  Section 3.9. Standard Hazard Insurance and Flood Insurance Policies.

                  (a) For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Section 3.23, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

                  Section 3.10. Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

                  Section 3.11. Maintenance of the Primary Mortgage Insurance Policies.

                  (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the

Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Sections 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Account or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Sections 3.22 or 3.24, as applicable.

                  Section 3.12. Trustee to Retain Possession of Certain Insurance Policies and Documents.

                  The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates has been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

                  Section 3.13. Realization Upon Defaulted Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

                  Section 3.14. Compensation for the Master Servicer.

                  (a) In addition to the Master Servicer's right to receive its Master Servicing Fee, all income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as compensation. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                  (b) The amount of the aggregate compensation payable as set forth in Section 3.14(a) (the "Master Servicing Compensation") to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with
Section 3.20.

                  Section 3.15. REO Property.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless
(i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Remittance Date.

                  Section 3.16. Annual Officer's Certificate as to Compliance.

                  (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2004, an Officer's Certificate signed by a Servicing Officer, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

                  Section 3.17. Annual Independent Accountant's Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, commencing on March 15, 2004 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and shall take prompt action to do so.

                  Section 3.18. Reports Filed with Securities and Exchange
                                Commission.

(a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2004, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2004 and annually thereafter (if required), the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include, to the extent available, as exhibits (i) each applicable Servicer's annual statement of compliance described under the related Servicing Agreement, (ii) each applicable Servicer's accountant's report described under the related Servicing Agreement,
(iii) the Master Servicer's accountant's report described in Section 3.17, if applicable, in each case to the extent timely delivered, if applicable, to the Master Servicer, and (iv) a written certification signed by an officer of the Master Servicer that complies with the Sarbanes-Oxley Act of 2002 as in effect on the date of this Agreement and the February 3, 2003, Statement by the Staff of the Division of Corporation Finance of the Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14 as in effect as of the date of this Agreement. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Master Servicer shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor.

                  (b) The Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master

Servicer's obligations under this Section 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

                  Section 3.19. UCC. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code. The Depositor agrees to file continuation statements for any such Uniform Commercial Code financing statements which the Seller or the Depositor filed in connection with the Trust.

                  Section 3.20. Obligation of the Master Servicer in Respect of Compensating Interest. The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

                  Section 3.21. Reserved.

                  Section 3.22. Protected Accounts.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

                  (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  (c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

                    (i) Monthly Payments on the Loans received or any related
               portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

                    (ii) Principal Prepayments, Liquidation Proceeds received by the Servicers with respect to such Loans in the related Prepayment Period and Compensating Interest; and

                    (iii) Any amount to be used as an Advance.

                  (d) Withdrawals may be made from an Account only to make remittances as provided in Section 3.22(c), 3.23 and 3.24 or as otherwise provided in the Servicing Agreements; to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with
Section 9.1. As provided in Sections 3.22(c) and 3.23(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

                  Section 3.23. Distribution Account.

                  (a) The Securities Administrator shall establish and maintain, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts. The Master Servicer shall deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

                    (i) Any amounts withdrawn from a Protected Account;

                    (ii) Any Advance and any amounts in respect of Prepayment
               Interest Shortfalls;

                    (iii) Any Insurance Proceeds or Liquidation Proceeds
               received by or on behalf of the Master Servicer;

                    (iv) The Purchase Price with respect to any Loans purchased by the Seller pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Master Servicer pursuant to Section 9.1;

                    (v) Any amounts required to be deposited by the Master
               Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

                    (vi) Any other amounts received by or on behalf of the
               Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

                  (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Account shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the "Investment Withdrawal Distribution Date") if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Account from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

                  Section 3.24. Permitted Withdrawals and Transfers from the Distribution Account.

                  (a) The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes, not in any order of priority:

                    (i) to reimburse the Master Servicer or any Servicer for any
               Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

                    (ii) to reimburse the Master Servicer or any Servicer from
               Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

                    (iii) to reimburse the Master Servicer or any Servicer from
               Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

                    (iv) to pay the Master Servicer or any Servicer, as
               appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

                    (v) to pay the Master Servicer or any Servicer from the
               Purchase Price for any Loan, the amount which it or such Servicer would have been entitled to receive under subclause (vii) of this subsection (a) as servicing compensation;

                    (vi) to reimburse the Master Servicer or any Servicer for
               any Nonrecoverable Advance, after a Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

                    (vii) to pay the Servicing Fee to the Servicers and the
               Master Servicing Fee to the Master Servicer for such Distribution Date and the amount of any income or gain realized from investments of funds on deposit in the Distribution Account pursuant to Section 3.14 hereof and to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3, 6.3, 8.5 and 10.1;

                    (viii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

                    (ix) to reimburse the Trustee, the Custodian and the
               Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement;

                    (x) to remove amounts deposited in error; and

                    (xi) to clear and terminate the Distribution Account
               pursuant to Section 9.1.

                  (b) The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(v), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 3.23(b).

                  (c) On each Distribution Date, the Securities Administrator shall distribute the Available Distribution Amount to the Holders of the Certificates in accordance with Section 4.1.

                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

                  Section 4.1. Distributions to Certificateholders.

                  (a) On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date and distribute to each Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of such Available Distribution Amount, such Certificateholder's Percentage Interest of the following amounts and in following order and priority:

                    (i) On each Distribution Date prior to the Credit Support
               Depletion Date, the Securities Administrator will distribute the Available Distribution Amount relating to each loan group in the following order and priority:

               (A)  With respect to the Group I Available Distribution Amount:

                    (1) FIRST, concurrently to the Class I-A-1 Certificates and I-A-X Certificates, the related Interest Distribution Amount with respect to each such Class;

                    (2) SECOND, to the Class A-PO-1 Certificates from the Group I Available Distribution Amount remaining after payments pursuant to clause (1) above, the Group I Discount Fractional Principal Amount until the Certificate Principal Balance of the Class A-PO-1 Certificates has been reduced to zero;

                    (3) THIRD, to the Class I-A-1 Certificates from the Group I Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, the related Senior Principal Amount until the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero;

                    (4) FOURTH, from the Group I Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and
                    (3) above, the Group I Discount Fractional Principal Shortfall to the Class A-PO-1 Certificates, but not more than an amount equal to the Subordinate Principal Amount (without regard to the proviso of such definition) related to the Group I Mortgage Loans for such Distribution Date;

               (B)  With respect to the Group II Available Distribution Amount:

                    (1) FIRST, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9 and Class II-A-X Certificates, the related Interest Distribution Amount with respect to each such Class;

                    (2) SECOND, to the Class A-PO-1 Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause (1) above, the Group II Discount Fractional Principal Amount until the Certificate Principal Balance of the Class A-PO-1 Certificates has been reduced to zero;

                    (3) THIRD, to the Class II-A-1 Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, an amount up to the Lockout Principal Amount until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero;

                    (4) FOURTH, to the Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-8 and Class II-A-9 Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and
                    (3) above, the related Senior Principal Amount in the following order of priority:

                           (i) to the Class II-A-2 Certificates and Class II-A-3 Certificates, sequentially, in that order, approximately 24.9536574932% of the related Senior Principal Amount, until the aggregate of the Certificate Principal Balances of the PAC Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

                           (ii) to the Class II-A-4 Certificates,
                           approximately 75.0463425068% of the related
                           Senior Principal Amount, until the aggregate of the Certificate Principal Balances of the PAC Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

                           (iii) to the Class II-A-5 Certificates and
                           Class II-A-6 Certificates, sequentially, in that order, the related Senior Principal Amount remaining until the aggregate of the Certificate Principal Balances of the PAC Certificates has been reduced to the Planned Principal Balances for such Distribution Date;

                           (iv) to the Class II-A-8 Certificates and
                           Class II-A-9 Certificates, PRO RATA, based on the Certificate Principal Balance of each such Class, the related Senior Principal Amount remaining until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (v) to the Class II-A-2 Certificates and Class II-A-3 Certificates, sequentially, in that order, approximately 24.9536574932% of the remaining related Senior Principal Amount without regard to the Planned Principal Balance Table, until the Certificate Principal Balance of each such Class has been reduced to zero;

                           (vi) to the Class II-A-4 Certificates,
                           approximately 75.0463425068% of the related
                           Senior Principal Amount remaining, without regard to the Planned Principal Balance Table, until the Certificate Principal Balance of the Class II-A-4 Certificates has been reduced to zero;

                           (vii) to the Class II-A-5 Certificates and
                           Class II-A-6 Certificates, sequentially, in that order, the related Senior Principal Amount remaining, without regard to the Planned Principal Balance Table, until the Certificate Principal Balances of each such Class has been reduced to zero;

                           (viii) to the Class II-A-1 Certificates, the related Senior Principal Amount remaining until the Certificate Principal Balance of the Class II-A-1 Certificates has been reduced to zero;

                    (5) FIFTH, from the Group II Available Distribution Amount remaining after payments pursuant to (1), (2), (3) and (4) above, the Group II Discount Fractional Principal Shortfall to the Class A-PO-1 Certificates, but not more than an amount equal to the Subordinate Principal Amount (without regard to the proviso of such definition) related to the Group II Mortgage Loans for such Distribution Date;

               (C)  With respect to the Group III Available Distribution Amount:

                    (1) FIRST, concurrently to the Class III-A-1 Certificates and Class M-X Certificates, the related Interest Distribution Amount with respect to each such Class; provided, however, that for the purpose of distributions to the Class M-X Certificates under this clause, only the portion of the Class M-X Notional Amount derived from the Group III Mortgage Loans will be used to calculate the related Interest Distribution Amount;

                    (2) SECOND, to the Class R Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clause (1) above until the Certificate Principal Balance of the Class R Certificates has been reduced to zero;

                    (3) THIRD, to the Class A-PO-2 Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, the Group III Discount Fractional Principal Amount until the Certificate Principal Balance of the Class A-PO-2 Certificates has been reduced to zero;

                    (4) FOURTH, to the Class III-A-1 Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and (3) above, the related Senior Principal Amount until the Certificate Principal Balance of the Class III-A-1 Certificates has been reduced to zero;

                    (5) FIFTH, from the Group III Available Distribution Amount remaining after payments pursuant to clauses (1), (2), (3) and (4) above, the Group III Discount Fractional Principal Shortfall to the Class A-PO-1 Certificates, but not more than an amount equal to the Subordinate Principal Amount related to the Group III Mortgage Loans for such Distribution Date (without regard to the proviso of such definition);

               (D)  With respect to the Group IV Available Distribution Amount:

                    (1) FIRST, concurrently to the Class IV-A-1 Certificates and Class M-X Certificates, the related Interest Distribution Amount with respect to each such Class; provided, however, that for the purpose of distributions to the Class M-X Certificates under this clause, only the portion of the Class M-X Notional Amount derived from the Group IV Mortgage Loans will be used to calculate the related Interest Distribution Amount;

                    (2) SECOND, to the Class A-PO-2 Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clause (1) above, the Group IV Discount Fractional Principal Amount until the Certificate Principal Balance of the Class A-PO-2 Certificates has been reduced to zero;

                    (3) THIRD, to the Class IV-A-1 Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, the related Senior Principal Amount until the Certificate Principal Balance of the Class IV-A-1 Certificates has been reduced to zero;

                    (4) FOURTH, from the Group IV Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and
                    (3) above, the Group IV Discount Fractional Principal Shortfall to the Class A-PO-2 Certificates, but not more than an amount equal to the Subordinate Principal Amount related to the Group IV Mortgage Loans for such Distribution Date (without regard to the proviso of such definition);

               (E) From the Available Distribution Amount remaining after payments pursuant to clauses (A) through (D) above, (i) first, the Senior Interest Shortfall Amount for each class of Senior Certificates for such Distribution Date, if any, pro rata according to the amount of interest to which such class would otherwise be entitled, (ii) second, an amount equal to the Collateral Deficiency Amount, if any, to the related Classes of Senior Certificates, pro rata among the groups of certificates based on the related Collateral Deficiency Amount and within each group of certificates in accordance with the priorities set forth in clauses (A) through (D) above for the applicable Loan Group, as a payment of principal; and (iii) if such Distribution Date is a Cross Payment Trigger Date, the Principal Prepayment Amount with respect to the Loan Group relating to the group of Senior Certificates that have been paid in full, will be paid as principal to the Senior Certificates related to the Loan Group or Groups that have not been paid in full pro rata among the groups of Certificates based on the aggregate Certificate Principal Balance of the related Senior Certificates and within each group of Certificates in accordance with the priorities set forth in clauses (A) through (D) above;

               (F) From the sum of the remaining Group I Available Distribution Amount, the Group II Available Distribution Amount, the Group III Available Distribution Amount and the Group IV Available Distribution Amount, after payments pursuant to clauses (A) through (E) above, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Amounts; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Subordinate Certificates junior to such Class will be distributed to the most senior Class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of

                    Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class;

               (G) to the Senior Certificates (other than the Principal Only Certificates), from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (F) above, by Pro Rata Allocation, the amount of any unreimbursed Realized Losses previously allocated to such Classes and then to the Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Classes; and

               (H) to the Class R Certificates, the remainder (which is expected to be zero), if any of the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (G) above.

                    (ii) On each Distribution Date on or after the Credit
               Support Depletion Date, to the extent of the Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in the following order of priority:

               (A) FIRST, (1) to the Group I Certificates, other than the Class A-PO-1 Certificates, from the Group I Available Distribution Amount, the related Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available, (2) to the Group II Certificates, other than the Class A-PO-1 Certificates, from the Group II Available Distribution Amount, the related Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available, (3) to the Group III Certificates, other than the Class A-PO-2 Certificates, from the Group III Available Distribution Amount, the related Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available, (4) to the Group IV Certificates, other than the Class A-PO-2 Certificates, from the Group IV Available Distribution Amount, the related Interest Distribution Amount pro rata according to such amount payable to the extent of amounts available;

               (B) SECOND, (1) to the A-PO-1 Certificates from the Group I Available Distribution Amount remaining after payments pursuant to clause (A)(1) above, the Group I Discount Fractional Principal Amount, (2) to the Class A-PO-1 Certificates from the Group II Available Distribution Amount remaining after payments pursuant to clause (A)(2) above, the Group II Discount Fractional Principal Amount, (3) to the Class A-PO-2 Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clause (A)(3) above, the Group III Discount Fractional Principal Amount, (4) to the Class A-PO-2 Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clause (A)(4) above, the Group IV Discount Fractional Principal Amount, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

               (C) THIRD, (1) to the Class I-A-1 Certificates, the Group I Available Distribution Amount remaining after payments pursuant to clauses (A)(1) and (B)(1) above, (2) to the Group II Certificates, other than the Class II-A-7, Class II-A-X and Class A-PO-1 Certificates, the Group II Available Distribution Amount remaining after payments pursuant to clauses (A)(2) and (B)(2) above, (3) to the Class III-A-1 Certificates, the Group III Available Distribution Amount remaining after payments pursuant to clauses (A)(3) and
                    (B)(3) above, (4) to the Class IV-A-1 Certificates, the Group IV Available Distribution Amount remaining after payments pursuant to clauses (A)(4) and (B)(4) above, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

               (D) FOURTH, from the Available Distribution Amount remaining after payments pursuant to clauses (A), (B) and (C) above, to each class of Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, pro rata, based on such Senior Interest Shortfall Amount;

               (E) FIFTH, from the Available Distribution Amount remaining after payments pursuant to (A) through (D) above, to each class of Senior Certificates, other than the Interest Only Certificates, pro rata, according to their outstanding Certificate Principal Balances, the amount of any unreimbursed Realized Losses previously allocated to each Class; and

               (F) SIXTH, to the Class R Certificates, the remainder, if any (which is expected to be zero), of the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (E) above.

               (b) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class R Certificate upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.1(c) or Section 9.1.

               (c) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid Class Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

                    (i) it is expected that funds sufficient to make such final distribution shall be available in the Distribution Account on such Distribution Date, and

                    (ii) if such funds are available, (A) such final
               distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

                  Section 4.2. Allocation of Realized Losses.

                  Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to each Loan.

                  All Realized Losses, other than Excess Losses, shall be allocated as follows: (i) for losses allocable to principal, (a) first, to the Subordinate Certificates in the following order: Class B-5, Class B-4, Class B-3 Class B-2, Class B-1, Class M until each of their Certificate Principal Balances have been reduced to zero and (b) second, to the Senior Certificates (other than the Interest Only Certificates) related to the Loan Group for which such Realized Losses were incurred, by Pro Rata Allocation, until the Certificate Principal Balances thereof have been reduced to zero; PROVIDED, HOWEVER, that prior to the Credit Support Depletion Date, if a Realized Loss is incurred with respect to a Discount Loan, the applicable Discount Fraction of such Realized Loss shall first be allocated to the Principal Only Certificates related to the Loan Group for which such Realized Losses were incurred and the remainder of such Realized Loss shall be allocated as described above in this clause (i); and
(ii) for losses allocable to interest (a) first, to the Subordinate Certificates in the following order: Class B-5, Class B-4, Class B-3 Class B-2, Class B-1, Class M, in reduction of accrued but unpaid interest thereon until the amount of accrued interest in such Certificates on such Distribution Date has been reduced to zero and then in reduction of the Class Principal Balance of such Certificates in the same order until the Certificate Principal Balances thereof have been reduced to zero and (b) second, to the Senior Certificates (other than the Principal Only Certificates) related to the Loan Group for which such Realized Losses were incurred, by Pro Rata Allocation, until the Certificate Principal Balances thereof have been reduced to zero.

                  Excess Losses with respect to the Loans shall be allocated among the Senior Certificates of the related Loan Group and to the Subordinate Certificates by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations and reimbursement of losses as provided in this Agreement (without regard to this paragraph), if the Aggregate Certificate Principal Balance of all outstanding Classes of Certificates exceeds the aggregate Scheduled Principal Balance of the Loans as of the last day of the related Due Period (after deduction of all principal payments due during the related Due Period in respect of each such Loan to the extent received or advanced and unscheduled payments of principal received during the related Prepayment Period), then such excess shall be deemed a principal loss and shall be allocated (i) first, to the Subordinate Certificates in reverse order of seniority until the Class Principal Balance of such Class has been reduced to zero, and (ii) second, to the Senior Certificates, other than the Interest Only Certificates, by Pro Rata Allocation.

                  Section 4.3. Statements to Certificateholders.

                  (a) On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of the Regular Interest Certificates, a statement (each, a "Remittance Report") as to the distributions made on such Distribution Date setting forth:

                    (i) the amount of the distribution made on such Distribution
               Date to the Holders of the Certificates of each Class allocable to principal;

                    (ii) the amount of the distribution made on such
               Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                    (iii) the aggregate Servicing Fee received by each Servicer and Master Servicing Fee received by the Master Servicer during the related Due Period;

                    (iv) the number and aggregate Principal Balance of the Loans delinquent one, two and three months or more;

                    (v) the (A) number and aggregate Principal Balance of Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate Principal Balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Loans;

                    (vi) the aggregate Principal Balance of the Loans as of the close of business on the last day of the related Prepayment
               Period;

                    (vii) the amount of Special Hazard Coverage available to the
               Senior Certificates remaining as of the close of business on the applicable Determination Date;

                    (viii) the amount of Bankruptcy Coverage available to the
               Senior Certificates remaining as of the close of business on the applicable Determination Date;

                    (ix) the amount of Fraud Coverage available to the Senior
               Certificates remaining as of the close of business on the applicable Determination Date;

                    (x) the amount of Realized Losses with respect to the Loans allocable to the Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred and allocated to the Certificates since the Cut-Off Date;

                    (xi) the amount of interest accrued but not paid to each
               Class of Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

                    (xii) the amount of funds advanced by each Servicer and the
               Master Servicer for such Distribution Date;

                    (xiii) the total amount of Payoffs and Curtailments received during the related Prepayment Period;

                    (xiv) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of such Loan, the unpaid principal balance and the Scheduled Principal Balance of such Loan;

                    (xv) to the extent provided by the Servicer, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                    (xvi) the aggregate amount of extraordinary Trust Fund
               expenses withdrawn from the Distribution Account for such Distribution Date;

                    (xvii) the Class Principal Balance of each Class of
               Certificates, after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                    (xviii) the aggregate amount of any Prepayment Interest
               Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

                    (xix) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date; and

                    (xx) the respective Pass-Through Rates applicable to each
               Class as of such Distribution Date.

                  The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Interest Certificate a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

                  On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

                  Section 4.4. Advances.

                  If the Monthly Payment on a Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the Distribution Account, from its own funds or from amounts on deposit in the Distribution Account that are held for future distribution, not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Distribution Account on or before any future Distribution Account Deposit Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to
Section 4.1 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

                  Section 4.5. Distributions on the Uncertificated REMIC Regular
                               Interests.

                  (a) Distributions on the Uncertificated REMIC I Regular Interests.

                    (i) On each Distribution Date the Securities Administrator shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, Uncertificated REMIC Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated REMIC Accrued Interest thereon remaining unpaid from any previous Distribution Date.

                    (ii) On each Distribution Date, distributions shall be
               deemed to be made to the Uncertificated REMIC I Regular Interests first, so as to keep the principal balance of each Uncertificated REMIC I Regular Interest ending with the designation "SUB," so that the principal balance of each such Uncertificated REMIC I Regular Interest is equal to 0.01% of the Subordinate Amount of the related Loan Group (except that if on any Distribution Date the Subordinate Amount for any such Loan Group is greater than the

               Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of principal shall be distributed to the REMIC I Regular Interest LT-I-SUB, the REMIC I Regular Interest LT-II-SUB, the REMIC I Regular Interest LT-III-SUB and the REMIC I Regular Interest LT-IV-SUB necessary to maintain the ratio of the principal amount of the REMIC I Regular Interest LT-I-SUB to the principal amount of each of the REMIC I Regular Interest LT-II-SUB, REMIC I Regular Interest LT-III-SUB and REMIC I Regular Interest LT-IV-SUB, being equal to the REMIC I Subordinate Balance Ratio); and second, any remaining principal shall be distributed to the REMIC I Regular Interest LT-I-ZZZ, REMIC I Regular Interest LT-II-ZZZ, REMIC I Regular Interest LT-III-ZZZ and REMIC I Regular Interest LT-IV-ZZZ, respectively (provided that the remaining principal equal to the Group I Discount Fractional Principal Amount, the Group II Discount Fractional Principal Amount, the Group III Discount Fractional Principal Amount and the Group IV Discount Fractional Principal Amount will be distributed to REMIC I Regular Interest LT-I-PO, LT-II-PO, LT-III-PO and LT-IV-PO, respectively). Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the principal balance of each Uncertificated REMIC I Regular Interest ending with the designation "SUB," so that the principal balance of each such Uncertificated REMIC I Regular Interest is equal to 0.01% of the Subordinate Amount of the related Loan Group (except that if on any Distribution Date the Subordinate Amount for any Loan Group is greater than the Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of Realized Losses shall be applied to the REMIC I Regular Interest LT-I-SUB, the REMIC I Regular Interest LT-II-SUB, the REMIC I Regular Interest LT-III-SUB and the REMIC I Regular Interest LT-IV-SUB necessary to maintain the ratio of the principal amount of the REMIC I Regular Interest LT-I-SUB to the principal amount of each of the REMIC I Regular Interest LT-II-SUB, REMIC I Regular Interest LT-III-SUB and REMIC I Regular Interest LT-IV-SUB, being equal to the REMIC I Subordinate Balance Ratio); and second, the remaining Realized Losses shall be allocated to the REMIC I Regular Interest LT-I-ZZZ, LT-II-ZZZ, LT-III-ZZZ and LT-IV-ZZZ, as applicable (except that if a Realized Loss is recognized with respect to a Group I Discount Loan, Group II Discount Loan, Group III Discount Loan or Group IV Discount Loan, the applicable portion of such Realized Loss will be allocated to REMIC I Regular Interest LT-I-PO, LT-II-PO, LT-III-PO and LT-IV-PO, respectively).

                    (iii) Notwithstanding the deemed distributions on the
               Uncertificated REMIC I Regular Interests described in this
               Section 4.5(a), distributions of funds from the Distribution Account shall be made only in accordance with Section 4.1.

                  (b) Distributions on the Uncertificated REMIC II Regular Interests.

                    (i) On each Distribution Date the Securities Administrator shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC II Regular Interests, Uncertificated REMIC Accrued Interest on the Uncertificated REMIC II Regular

               Interests for such Distribution Date, plus any Uncertificated REMIC Accrued Interest thereon remaining unpaid from any previous Distribution Date.

                    (ii) On each Distribution Date the Securities Administrator shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC II Regular Interests, an amount equal to the sum of the amounts in respect of principal distributable on the Class I-A-1, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5, II-A-6,
               II-A-8, II-A-9, A-PO-1, III-A-1, IV-A-1, A-PO-2, R, M, B-1, B-2,
               B-3, B-4, and B-5 Certificates under Section 4.1 and shall be deemed distributed to the Uncertificated REMIC II Regular Interests in the same amounts and priorities as allocated to the Corresponding Certificate.

                    (iii) In determining from time to time the Uncertificated
               REMIC II Regular Interest Distribution Amounts, Realized Losses allocated to the Class I-A-1, II-A-1, II-A-2, II-A-3, II-A-4, II-A-5, II-A-6, II-A-8, II-A-9, A-PO-1, III-A-1, IV-A-1, A-PO-2,
               R, M, B-1, B-2, B-3, B-4, and B-5 Certificates under Section 4.2 shall be deemed allocated to the Corresponding Certificate.

                    (iv) Notwithstanding the deemed distributions on the
               Uncertificated REMIC II Regular Interests described in this
               Section 4.5(b), distributions of funds from the Distribution Account shall be made only in accordance with Section 4.1.

                                   ARTICLE V


                                THE CERTIFICATES

                  Section 5.1. The Certificates.

                  (a) Each of the Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed and authenticated by the Securities Administrator and delivered by the Trustee to or upon the receipt of a written order to authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Certificates shall be issuable in Authorized Denominations.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by a Responsible Officer of the Securities Administrator. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) Subject to Section 5.3, the Class A, Class M, Class B-1 and Class B-2 Certificates shall be Book-Entry Certificates.

                  (c) The Junior Subordinate Certificates initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a temporary global certificate in definitive, fully registered form (each, a "Regulation S Temporary Global Certificate"), which shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository for the account of designated agents holding on behalf of Euroclear or Clearstream. Beneficial interests in each Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Definitive Certificate in accordance with the requirements described in Section 5.3. After the expiration of the Release Date, a beneficial interest in a Regulation S Temporary Global Certificate may be exchanged for a beneficial interest in the related permanent global certificate of the same Class (each, a "Regulation S Permanent Global Certificate"), in accordance with the procedures set forth in
Section 5.3. Each Regulation S Permanent Global Certificate shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

                  (d) The Junior Subordinate Certificates offered and sold to Qualified Institutional Buyers ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), the Junior Subordinate Certificates sold to an institutional investor that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor"), and the Class R Certificates will be issued in the form of physical, fully registered certificates (each, a "Definitive Certificate"). Distributions of principal and interest on the Definitive Certificates shall be made by the Securities Administrator directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                  (e) Definitive Certificates shall be issued to Certificateholders or their nominees with respect to any Global Certificates or Book-Entry Certificates if (i) any related depositary notifies the Depositor, the Securities Administrator and the Trustee in writing that it is at any time unwilling or unable to discharge properly its responsibilities as depositary with respect to a Global Certificate, or ceases to be a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (such depositary hereinafter referred to as the "withdrawing depositary"), and the Depositor is unable to locate a qualified successor within 90 days after such notice; (ii) the Securities Administrator or the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders and the Securities Administrator or the Trustee, as applicable, has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Securities Administrator or the Trustee, as applicable, to obtain possession of the Certificates; or (iii) with respect to a Global Certificate, the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) requests that its interest in a Global Certificate be exchanged for a Definitive Certificate.

                  Upon notice of the occurrence of any of the events described in the preceding paragraph (other than clause (iii) thereof) the Securities Administrator shall notify all Certificate Owners of the same Class, through the applicable Clearing Agency Participants, of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. Upon surrender by the withdrawing depositary of any Global Certificate and receipt from the withdrawing depositary of any Global Certificates and receipt from the withdrawing depositary of instructions for re-registration, the Securities Administrator shall, at the Depositor's expense, issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee and Securities Administrator shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement. Neither the Depositor, the Securities Administrator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Securities Administrator on behalf of the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator and the Trustee shall recognize the Holders of the Definitive Certificates of such Class as Certificateholders of such Class hereunder.

                  (f) Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Article V.

                  Section 5.2. Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to
Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Pass-Through Rates, initial Class Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

                  Section 5.3. Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Securities Administrator maintained for such purpose pursuant to the foregoing paragraph for certificate transfer and surrender purposes, and, in the case of the Junior Subordinate Certificates or the Class R Certificates, upon satisfaction of the conditions set forth in Sections 5.3(d), (e) and (f) below, the Securities Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates, in the applicable form designated below, of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (b) Except as provided herein, the Book-Entry Certificates and Global Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Securities Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Securities Administrator and either the Trustee's or the Securities Administrator's agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates and Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates or Global Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate or Global Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) No Transfer of a Junior Subordinate Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or such Transfer is made pursuant to the requirements of this Section 5.3 and is exempt from the registration requirements under the Securities Act and such state securities laws other than pursuant to the requirements of this Section
5.3. In the event of any such transfer in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the

Certificateholder desiring to effect such Transfer shall certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit D (the "Transferor Certificate"). Beneficial interests in any Junior Subordinate Certificate may be transferred to a person who takes delivery in the form of an interest in (x) in the case of a transfer to a QIB in reliance on Rule 144A of the Securities Act, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of Exhibit F hereto) to the effect that, among other things, the transfer is being made to a QIB in accordance with Rule 144A (except in the case of the initial transfer from the Depositor to an Affiliate of the Depositor), (y) in the case of a transfer to an Institutional Accredited Investor, a Definitive Certificate, only upon receipt by the Securities Administrator and the Trustee of a written certification from the related transferee (substantially in the form of Exhibit E hereto) to the effect that, among other things, the transfer is being made to an "Accredited Investor" within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of the Securities Act and (z) in the case of a transfer in reliance on Regulation S, a Regulation S Permanent Global Certificate (which shall be in the form of a Regulation S Temporary Global Certificate on or prior to the Release Date), only upon receipt by the Securities Administrator and Trustee of a written certification (substantially in the form of Exhibit H-1 hereto) from the transferee (which in the case of Book-Entry Certificates, such transferee shall be deemed to have represented the contents of such form of certification) to the effect that the transfer is being made to a non-U.S. Person in accordance with Regulation S under the Securities Act. Each Holder of a Junior Subordinate Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (d) A holder of a beneficial interest in a Regulation S Temporary Global Certificate must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A to Exhibit H-2 hereto certifying that the beneficial owner of the interest in such Global Certificate is not a U.S. Person (as defined in Regulation S), and Euroclear or Clearstream, as the case may be, must provide to the Trustee and Securities Administrator a certificate in the form of Exhibit H-2 hereto prior to (i) the payment of interest or principal with respect to such holder's beneficial interest in the Regulation S Temporary Global Certificate and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Certificate.

                  (e) No transfer of a Junior Subordinate Certificate or Class R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code (each, a "Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by each such Transferee in the form of Exhibit G, unless the Securities Administrator is provided with an Opinion of Counsel for the benefit of the Depositor, the Master Servicer, the

Trustee, the Securities Administrator and the Master Servicer and on which they may rely which establishes to the satisfaction of each of them that the purchase, sale and holding of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each Transferee of a Senior Subordinate Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-84 or FAN 97-03, , as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 67
Fed. Reg. 54487 (August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                  If any Subordinate Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of this
Section 5.3(e), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (f) Each Transferee of a Class R Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Class R Certificate are expressly subject to the following provisions:

                    (i) Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                    (ii) No Person shall acquire an Ownership Interest in a
               Class R Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                    (iii) In connection with any proposed transfer of any
               Ownership Interest in a Class R Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           (A) an affidavit in the form of Exhibit C hereto from
                  the proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           (B) a covenant of the proposed Transferee to the
                  effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                    (iv) Any attempted or purported transfer of any Ownership
               Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii). The Securities Administrator shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities

               Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                    (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                    (vi) If any Person other than a Permitted Transferee
               acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of Class R interests to Disqualified Organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and
(ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC. The Holder of the Class R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

                  (g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Securities Administrator and disposed of pursuant to its standard procedures.

                  Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or the Securities Administrator, or (ii) the Trustee or the Securities Administrator receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

                  Section 5.5. Persons Deemed Owners. The Depositor, the Securities Administrator, the Master Servicer, the Trustee, any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.1 and for all other purposes whatsoever, and neither the Depositor, the Securities Administrator, the Master Servicer, the Trustee, nor any agent of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall be affected by notice to the contrary.

                                   ARTICLE VI


                      THE DEPOSITOR AND THE MASTER SERVICER

                  Section 6.1. Liability of the Depositor and the Master
                               Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

                  Section 6.2. Merger or Consolidation of the Depositor or the
                               Master Servicer.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, the Rating Agencies' ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  Section 6.3. Limitation on Liability of the Depositor, the
                               Master Servicer, the Servicers, the Securities Administrator and Others.

                  None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodian or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Servicing Agreement, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, the Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement or the applicable Servicing Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Custodian and the Securities Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodian, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account.

                  Section 6.4. Limitation on Resignation of the Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Section 6.5. Assignment of Master Servicing.

                  The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                  Section 6.6. Rights of the Depositor in Respect of the Master
                               Servicer.

                  The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this

Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII
                                     DEFAULT

                  Section 7.1. Master Servicer Events of Default.

                  (A) "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                    (i) [Reserved];

                    (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                    (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                    (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                    (vi) any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date required to be made from its own funds pursuant to Section 4.4 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date.

If a Master Servicer Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the Trust Fund, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof. Except as otherwise provided in Section 7.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

                  Section 7.2. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances no later than each Distribution Date pursuant to Section 4.4; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.4; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Trust Fund so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

                  No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer shall be reimbursed out of the Trust.

                  Section 7.3. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.1 above or any appointment of a successor to the Master Servicer pursuant to Section 7.2 above, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  Section 7.4. Waiver of Master Servicer Events of Default.

                  The Holders evidencing, in aggregate, not less than 66-2/3% of the aggregate Percentage Interests of all Classes of Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, that a default or Master Servicer Event of Default under clause (i) or (vi) of Section 7.1 may be waived only by all of the Holders of the Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII
             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

                  Section 8.1. Duties of Trustee and Securities Administrator.

                  The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                    (i) Prior to the occurrence of a Master Servicer Event of
               Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

                    (ii) Neither the Trustee nor the Securities Administrator
               shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

                    (iii) Neither the Trustee nor the Securities Administrator
               shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

                  Section 8.2. Certain Matters Affecting Trustee and Securities
                               Administrator.

                  (a) Except as otherwise provided in Section 8.1:

                    (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (ii) The Trustee and the Securities Administrator may
               consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                    (iii) Neither the Trustee nor the Securities Administrator
               shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                    (iv) Neither the Trustee nor the Securities Administrator
               shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (v) Prior to the occurrence of a Master Servicer Event of
               Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                    (vi) The Trustee may execute any of the trusts or powers
               hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                    (vii) The Securities Administrator shall not be liable for any loss resulting from the investment of funds held in the Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

                    (viii) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                    (ix) the Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

                    (x) the rights, privileges, protections, immunities and
               benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  Section 8.3. Trustee and Securities Administrator not Liable
                               for Certificates or Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in
Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the Distribution Account.

                  Section 8.4. Trustee and Securities Administrator May Own
                               Certificates.

                  Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

                  Section 8.5. Fees and Expenses of Trustee and Securities
                               Administrator.

                  The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any default administration to be performed by the Trustee or the Securities Administrator pursuant to this Agreement or other agreements related hereto and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, respectively, pursuant to Section 10.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder by reason of reckless disregard of obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer or the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from REMIC I therefor.

                  Section 8.6. Eligibility Requirements for Trustee and
                               Securities Administrator.

                  The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

                  Section 8.7. Resignation and Removal of Trustee and Securities
                               Administrator.

                  The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

                  If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

                  The Holders of Certificates evidencing, in aggregate, not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor. All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

                  Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 8.8.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

                  Section 8.8. Successor Trustee or Securities Administrator.

                  Any successor trustee or successor securities administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

                  No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

                  Section 8.9. Merger or Consolidation of Trustee or Securities
                               Administrator.

                  Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 8.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  Section 8.11. Appointment of Office or Agency.

                  The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth and Marquette, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

                  Section 8.12. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

                    (i) It is a national banking association duly organized,
               validly existing and in good standing under the laws of the United States of America.

                    (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                    (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                    (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                    (v) It is not in violation of, and its execution and
               delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                    (vi) No litigation is pending or, to the best of its
               knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                   ARTICLE IX
                                   TERMINATION

                  Section 9.1. Termination Upon Purchase or Liquidation of All
                               Loans.

                  (a) Subject to Section 9.2, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator and the Trustee pursuant to
Section 8.5 and of the Master Servicer to pay Compensating Interest and the obligation of the Securities Administrator to make payments in respect of REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the sum of (i) the aggregate Purchase Price of all the Loans included in REMIC I, plus the fair market value of each REO Property, if any, included in REMIC I, such valuation to be conducted by an appraiser mutually agreed upon by the Terminator and the Securities Administrator in their reasonable discretion plus
(ii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees, Master Servicing Fees and outstanding Advances and Servicing Advances.

                  (b) The Master Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of

REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment,
(iii) that no interest shall accrue in respect of REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to
Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 9.1(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Terminator the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments provided to it and reasonably necessary to effectuate such transfer in each case without recourse, representation or warranty.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  Section 9.2. Additional Termination Requirements.

                  (a) In the event that the Terminator purchases all the Loans and each REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I pursuant to Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements:

                    (i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

                    (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Terminator for cash; and

                    (iii) At the time of the making of the final payment on the
               Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.1, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 9.2.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X
                                REMIC PROVISIONS

                  Section 10.1. REMIC Administration.

                  (a) The Trustee shall elect to treat each REMIC as a REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-1 component shall be designated as the Residual Interests in REMIC I. The REMIC II Regular Interest shall be designated as the Regular Interests in REMIC II and the Class R-2 component shall be designated as the Residual Interests in REMIC II. The Certificates shall be designated as the Regular Interests in REMIC III and the Class R-3 component shall be designated as the Residual Interests in REMIC III. The Trustee shall not permit the creation of any "interests" in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, REMIC II Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

                  (e) The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions,
(ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Securities Administrator pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X,
(iii) to the Master Servicer pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article X, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) The Trustee and the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                  (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such related REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

                  Section 10.2. Prohibited Transactions and Activities.

                  None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  Section 10.3. Indemnification.

                  (a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee's failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Trustee set forth in this Agreement.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer's failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

                  (c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator's failure to perform its covenants set forth in this
Article X in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.1. Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as three REMICs at all times that any Class A Certificates, Class M-X Certificates or Subordinate Certificates are outstanding, provided, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 66-2/3% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Senior Certificates (other than the Class R Certificates) in a manner other than as described in (a) above without the consent of the Holders of such Senior Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates (other than the Class R Certificates); (c) adversely affect in any material respect the interest of the Holders of the Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holder of the Class R Certificate; (e) change in any material respect the rights and obligations of the Master Servicer or successor Master Servicer under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Class A Certificates, Class M-X Certificates or Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as three REMICs. Without limiting the generality of the foregoing, any amendment to this

Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 3.18 hereof shall not require the consent of any Certificateholder or any Opinion of Counsel or Rating Agency confirmation.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause either REMIC I, REMIC II or REMIC III of the Trust Fund to fail to qualify as a REMIC at any time that REMIC I Regular Interests, REMIC II Regular Interests or Regular Interest Certificates are outstanding.

                  As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

                  It shall not be necessary for the consent of the Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  Section 11.2. Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.3. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.5. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005, Attention: Deutsche Alt-A Securities, Inc., Mortgage Loan Trust, Series 2003-3, (telecopy number:(212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Deutsche Alt-A Securities, Inc., 2003-3 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, and
(c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  Section 11.6. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.7. Notice to Rating Agencies.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3;

                  5. The final payment to the Holders of any Class of Certificates;

                  6.       Any change in the location of the Distribution
                           Account; and

                  7. Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 7.2.

                  The Master Servicer shall make available to each Rating Agency copies of the following:

                 1.      Each annual statement as to compliance described in
                         Section 3.16; and

                 2. Each annual independent public accountants' servicing report described in Section 3.17.

                  Any such notice pursuant to this Section 11.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  Section 11.8. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  Section 11.9. Grant of Security Interest.

                  It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                DEUTSCHE ALT-A SECURITIES, INC., as Depositor


                                By /s/ Steve Katz
                                  ---------------------------------------------
                                Name:  Steve Katz
                                Its:   Vice President


                                By /s/ Paul Mangione
                                  ---------------------------------------------
                                Name:  Paul Mangione
                                Its:





                                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION as Master Servicer and Securities Administrator


                                By /s/ Peter Gobell
                                  ---------------------------------------------
                                Name:  Peter Gobell
                                Its:   Vice President





                               BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee


                                By  /s/ Steven E. Charles
                                  ---------------------------------------------
                                Name:   Steven E. Charles
                                Its:    Vice President

STATE OF                   )
                           ) ss.:
COUNTY OF                  )
                  On the ___ day of October 2003, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Alt-A Securities, Inc ., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  Notary Public


[Notarial Seal]

STATE OF           )
                   ) ss.:
COUNTY OF          )

                  On the ___ day of October 2003, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Alt-A Securities, Inc ., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            Notary Public


[Notarial Seal]

STATE OF           )
                   ) ss.:
COUNTY OF          )

                  On the __ day of October 2003, before me, a notary public in and for said State, personally appeared ___________________________ known to me to be a ____________________ of Wells Fargo Bank Minnesota, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             Notary Public


[Notarial Seal]

STATE OF           )
                   ) ss.:
COUNTY OF          )

                  On the ___ day of October 2003, before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Bank One, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                         Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

     FORM OF CLASS [I-A-1][II-A-[1][2][3][4][5][6][8][9]][III-A-1][IV-A-1]
                                  CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO, AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-1-1


Certificate No.1                                          Pass-Through Rate:     [%] [Variable]

Class [I-A-1][II-A-[1][2][3][4][5][6][8][9]][III-
A-1][IV-A-1]                                              Percentage Interest: _____

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, [2033][2018]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

     evidencing a fractional undivided interest in the distributions allocable to the Class [I-A-1][II-A-[1][2][3][4][5][6][8][9]][III-A-1][IV-A-1]
     Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York

                                      A-1-2

Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue [during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs][during the period beginning on the 25th day of the month before the month in which a Distribution Date occurs through the 24th day of the month in which that Distribution Date occurs] on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the [last Business Day of the calendar month immediately preceding the month of] [Business Day prior to] such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October [2033] [2018].

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the

                                      A-1-3

Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the

                                      A-1-4
early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-1-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Securities Administrator


                                      By:
                                         ---------------------------------------
                                              Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

           This is one of the Class [I-A-1][II-A-[1][2][3][4][5][6][8][9]]
[III-A-1][IV-A-1] Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      as Securities Administrator


                                      By:
                                         ---------------------------------------
                                             Authorized Signatory



                                      A-1-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.



                                      A-1-7

                                   EXHIBIT A-2

                      FORM OF CLASS A-PO-[1][2] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      A-2-1



Certificate No.1

Class A-PO-[1][2]                                         Percentage Interest: _____%

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, [2033][2018]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class A-PO-[1][2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer

                                      A-2-2
of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of principal required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October [2033][2018].

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.


                                      A-2-3

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                      A-2-4

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                        as Securities Administrator


                                        By:
                                           ------------------------------------
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-PO-[1][2] Certificates referred to in the within-mentioned Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                        as Securities Administrator


                                        By:
                                           ------------------------------------
                                               Authorized Signatory


                            A-2-5

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.


                                      A-2-6

                                   EXHIBIT A-3

               FORM OF CLASS [I-A-X][II-A-[X][7]][M-X] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     A-3-1



Certificate No.1                                          Pass-Through Rate:     %

Class [I-A-X][II-A-[X][7]][M-X]                           Percentage Interest:    %

Date of Pooling and Servicing Agreement and               Aggregate Initial Notional Amount of this
Cut-off Date:                                             Certificate as of the Cut-off Date:
October 1, 2003                                           $___________

First Distribution Date:                                  Initial Notional Amount of this Certificate as
November 25, [2003][2018]                                 of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association

Final Distribution Date:
October 25, 2033                                          CUSIP: ___________


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class [I-A-X][II-A-[X][7]][M-X] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York

                                      A-3-2

Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The Class [I-A-X][II-A-[X][7]][M-X] Certificates have no Certificate Principal Balance. The Initial Notional Amount of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-3-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                      A-3-4

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-3-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: September 30, 2003

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:_________________________________
                                                    Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [I-A-X][II-A-[X][7]][M-X] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:_________________________________
                                                     Authorized Signatory


                            A-3-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.

                                      A-3-7

                                   EXHIBIT A-4

                     FORM OF CLASS [M][B-1][B-2] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND][,][ THE CLASS M CERTIFICATES, [AND] THE CLASS B-1 CERTIFICATES], AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.3(E) OF THE AGREEMENT REFERRED TO HEREIN.



                                      A-4-1


Certificate No.1                                          Pass-Through Rate: Variable

Class [M][B-1][B-2]                                       Percentage Interest:     %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class [M][B-1][B-2] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to

                                      A-4-2
below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  Any transferee of this certificate shall be deemed to make the representations set forth in section 5.3(e) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


                                      A-4-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                      A-4-4

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-4-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:__________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [M][B-1][B-2] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:__________________________________
                                                 Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-5-A

                FORM OF DEFINITIVE CLASS B-[3][4][5] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B- [3][4][5] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (4) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, IN EACH CASE, SUBJECT TO
(A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN

                                      A-5-1

COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.



                                     A-5-A-2




Certificate No.1                                          Pass-Through Rate: Variable

Class B-_                                                 Percentage Interest:   %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans

                                     A-5-A-3

(the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the

                                     A-5-A-4
transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class B-[3][4][5] Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class B- [3][4][5] Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies

                                     A-5-A-5
maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                     A-5-A-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:_________________________________
                                                  Authorized Signatory


                                     A-5-A-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.

                                     A-5-A-8

                                  EXHIBIT A-5-B

           FORM OF REGULATION S [TEMPORARY][PERMANENT] GLOBAL CLASS B-
                              [3][4][5] CERTIFICATE

                  [THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND (II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                  [NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

                  [THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE WHICH IS THE LATER OF
(I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [AND][,] THE CLASS B-2 CERTIFICATES, [[AND] THE CLASS B- [3][4][5] CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).


                                     A-5-B-1

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (4) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, IN EACH CASE, SUBJECT TO
(A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER
SECTION 5.3(E) OF THE AGREEMENT  THAT THE PURCHASE OF THIS CERTIFICATE

                                     A-5-B-2

IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.



                                     A-5-B-3



Certificate No.1                                          Pass-Through Rate: Variable

Class B-_                                                 Percentage Interest:   %

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $___________

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date:
                                                          $___________

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that ___________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans

                                     A-5-B-4

(the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed pursuant to the Agreement to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto as described in the Agreement.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, pursuant to the Agreement the Securities Administrator shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E, Exhibit F, or Exhibit H-1, as applicable. None of the Depositor, the Securities Administrator or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the

                                     A-5-B-5
transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Class B-[3][4][5] Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either (i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class B- [3][4][5] Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code (the "Code") and will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies

                                     A-5-B-6
maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-5-B-7

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:_________________________________
                                                Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:__________________________________
                                               Authorized Signatory


                           A-5-B-8

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.


                                     A-5-B-9

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL UNDER SECTION 5.3(E) OF THE AGREEMENT THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN
SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER
SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL

                                      A-6-1

CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.









                                      A-6-2


Certificate No.1                                          Pass-Through Rate:  %

Class R                                                   Percentage Interest: 100%

Date of Pooling and Servicing Agreement and               Aggregate Initial Certificate Principal Balance
Cut-off Date:                                             of this Certificate as of the Cut-off Date:
October 1, 2003                                           $

First Distribution Date:                                  Initial Certificate Principal Balance of this
November 25, 2003                                         Certificate as of the Cut-off Date: $

Master Servicer:
Wells Fargo Bank Minnesota, National
Association                                               CUSIP: ___________

Final Distribution Date:
October 25, 2033


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2003-3

         evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by DEUTSCHE ALT-A SECURITIES, INC.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Deutsche Alt-A Securities, Inc., the Master Servicer, the Trustee or the Securities Administrator or any of their affiliates or any other person. None of Deutsche Alt-A Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that __________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Deutsche Alt-A Securities, Inc. ("DBALT"). The Mortgage Loans were sold by Deutsche Bank AG New York Branch to DBALT. Wells Fargo Bank Minnesota, National Association will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the

                                      A-6-3

Cut-off Date specified above (the "Agreement"), among DBALT, as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and securities administrator (the "Securities Administrator") and Bank One, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The last scheduled Distribution Date is the Distribution Date in October 2033.

                  Distributions on this Certificate will be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person in whose name the Certificate is registered at the close of business on the related Record Date or by any other means of payment acceptable to such Certificateholder. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

                  No transfer of this Class R Certificate will be made unless the Depositor, the Trustee and the Securities Administrator have received either
(i) an opinion of counsel under Section 5.3(e) of the Agreement stating, among other things, that the transferee's acquisition of a Class R Certificate is permissible under applicable law, is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code (the "Code") and

                                      A-6-4
will not subject the Depositor, the Trustee, the Securities Administrator or the Master Servicer to any obligation or liability in addition to those undertaken in the Agreement or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Securities Administrator nor the Trustee is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates affected thereby evidencing not less than 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the

                                      A-6-5

Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the remittance of all funds due under the Agreement, coinciding with or following the earlier to occur of (i) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                  Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                      A-6-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: October 30, 2003

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:__________________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION
                                          as Securities Administrator


                                          By:__________________________________
                                                  Authorized Signatory


                            A-6-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass- Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Dated:
                      ----------------------------------------------------------
                                    Signature by or on behalf of assignor


                                 -----------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                  This information is provided by _________, the assignee named above, or ________________________, as its agent.

                                                                 EXHIBIT B

                                   [RESERVED]

                                                                     EXHIBIT C

                           FORM OF TRANSFER AFFIDAVIT

                                   Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF                   )
                           )ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3 Mortgage Pass-Through Certificates, Class R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Deutsche Alt-A Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                     [NAME OF INVESTOR]


                                      By:
                                           -----------------------------------
                                            [Name of Officer]
                                            [Title of Officer]
                                            [Address of Investor for
                                            receipt of distributions]

                                            Address of Investor
                                            for receipt of tax
                                            information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT D

                         FORM OF TRANSFEROR CERTIFICATE


                                               ______________,200___


Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Deutsche Alt-A Securities, Inc., 2003-3

Deutsche Alt-A Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:     Deutsche Alt-A Securities, Inc.
               Mortgage Loan Trust, Series 2003-3

            Re: Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3, Class Mortgage Pass-Through Certificates

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Series 2003-3 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2003 among Deutsche Alt-A Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and Bank One, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor, the Trustee and the Securities Administrator that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                          Very truly yours,




                                          (Seller)

                                          By:
                                             -------------------------------

                                          Name:
                                               -----------------------------

                                          Title:
                                               -----------------------------

                                                                       EXHIBIT E

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                                 ___________,200__

Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:    Deutsche Alt-A Securities, Inc., 2003-3

Deutsche Alt-A Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:    Deutsche Alt-A Securities, Inc.
              Mortgage Loan Trust, Series 2003-3

          Re: Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3, Class Mortgage Pass-Through Certificates

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Series 2003-3 Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2003 among Deutsche Alt-A Securities, Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Securities Administrator and the Trustee that:

                           1. The Purchaser understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Purchaser is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ______, 2003, relating to the Certificates
                  (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                           5. The Purchaser has not and will not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                          Very truly yours,




                                          (Purchaser)

                                          By:
                                             -------------------------------

                                          Name:
                                               -----------------------------

                                          Title:
                                               -----------------------------

                                                                       EXHIBIT F

                       FORM OF RULE 144A INVESTMENT LETTER

                                                    [Date]

Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Alt-A Securities, Inc., 2003-3

Deutsche Alt-A Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:        Deutsche Alt-A Securities, Inc.
                  Mortgage Loan Trust, Series 2003-3

               Re: Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3 Mortgage Pass-Through Certificates, (the "Certificates"), including the Class B-[3][4][5] Certificates (the "Privately Offered Certificates")
                    ---------------------------------------------------

Dear Ladies and Gentlemen:

         In connection with our purchase of Privately Offered Certificates, we confirm that:

                  (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                           Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                  (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                  (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                    (A) (1) the sale is to an Eligible Purchaser
                           (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Securities Administrator) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                    (B) if the Privately Offered Certificate is
                           not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank Minnesota, National Association (the "Securities Administrator") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income

                           Security Act of 1974, as amended ("ERISA"), and/or
                           section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) are providing an opinion of counsel to the effect that the purchase of a Privately Offered Certificate: (I) is permissible under applicable law, (II) will not result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (III) will not subject the Depositor, the Trustee, the Master Servicer or the Securities Administrator to any obligation or liability in addition to those undertaken in the Agreement.

                  (ix) We understand that each of the Class B-[3][4][5] Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND
                           WILL NOT BE REGISTERED UNDER THE SECURITIES
                           ACT OF 1933, AS AMENDED (THE "SECURITIES
                           ACT"), OR UNDER ANY STATE SECURITIES LAWS.
                           THE HOLDER HEREOF, BY PURCHASING THIS
                           CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY
                           BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE
                           TRANSFERRED ONLY IN COMPLIANCE WITH THE
                           SECURITIES ACT AND OTHER APPLICABLE LAWS AND
                           ONLY (1) PURSUANT TO RULE 144A UNDER THE
                           SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF
                           RULE 144A (A "QIB"), PURCHASING FOR ITS OWN
                           ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT
                           OF A QIB, WHOM THE HOLDER HAS INFORMED, IN
                           EACH CASE, THAT THE REOFFER, RESALE, PLEDGE
                           OR OTHER TRANSFER IS BEING MADE IN RELIANCE
                           ON RULE 144A, (2) PURSUANT TO AN EXEMPTION
                           FROM REGISTRATION PROVIDED BY RULE 144 UNDER
                           THE SECURITIES ACT (IF AVAILABLE) OR (3) IN
                           CERTIFICATED FORM TO AN "INSTITUTIONAL
                           ACCREDITED INVESTOR" WITHIN THE MEANING
                           THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF
                           REGULATION D UNDER THE ACT OR ANY ENTITY IN
                           WHICH ALL OF THE EQUITY OWNERS COME WITHIN
                           SUCH PARAGRAPHS PURCHASING NOT FOR
                           DISTRIBUTION IN VIOLATION OF THE SECURITIES
                           ACT, SUBJECT TO (A) THE RECEIPT BY THE
                           SECURITIES ADMINISTRATOR OF A LETTER
                           SUBSTANTIALLY IN THE FORM PROVIDED IN THE
                           AGREEMENT AND (B) THE RECEIPT BY THE
                           SECURITIES ADMINISTRATOR OF SUCH OTHER
                           EVIDENCE ACCEPTABLE TO THE SECURITIES
                           ADMINISTRATOR THAT SUCH REOFFER, RESALE,
                           PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE
                           SECURITIES ACT AND OTHER APPLICABLE LAWS OR
                           IN EACH CASE IN ACCORDANCE WITH ALL
                           APPLICABLE SECURITIES LAWS OF THE UNITED
                           STATES AND ANY OTHER APPLICABLE JURISDICTION.
                           NO TRANSFER OF THIS CERTIFICATE MAY BE MADE
                           TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.3(e) OF THE AGREEMENT OR AN OPINION OF
                           COUNSEL UNDER

                           SECTION 5.3(e) THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT."

                  "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

                  Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of October 1, 2003, between Deutsche Alt-A Securities, Inc., as depositor, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator, and Bank One, National Association, as Trustee (the "Agreement").

                  If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):

                  IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                      Very truly yours,

                                      [PURCHASER]

                                      By:
                                         -----------------------------------
                                               (Authorized Officer)

                                      [By:
                                         -----------------------------------
                                               Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                      [NAME OF NOMINEE]

                                      By:
                                         -----------------------------------
                                               (Authorized Officer)

                                      [By:
                                         -----------------------------------
                                               Attorney-in-fact]

                                                               EXHIBIT G
                         FORM OF BENEFIT PLAN AFFIDAVIT
                                                      [Date]

Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Alt-A Securities, Inc., 2003-3

Deutsche Alt-A Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:        Deutsche Alt-A Securities, Inc.
                  Mortgage Loan Trust, Series 2003-3

               Re: Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5, R] Certificates (the "Purchased Certificates")

Under penalties of perjury, I, ___________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

                  1. That I am the _________ of _________________ (the
"Purchaser"), whose taxpayer identification number is ___________, and on behalf of which I have the authority to make this affidavit.

                  2. That the Purchaser is acquiring a Purchased Certificate representing an interest in the Trust.

                  3. The Purchaser either (a) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" described in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any entity deemed to hold plan assets of any of the foregoing by reason of a plan's investment in such entity (a "Plan") or (b) is an insurance company using assets of an "insurance company general account" that is eligible for, and satisfies all of the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed
on its behalf, by its duly authorized officer this    day of _________, 20  .

[Purchaser]
By:_______________________________
                                                  Its:

                                  SCHEDULE ONE

                                  LOAN SCHEDULE

                   [TO BE PROVIDED BY DEPOSITOR UPON REQUEST]

                                  SCHEDULE TWO

                         PLANNED PRINCIPAL BALANCE TABLE

                                                                    EXHIBIT H-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE



[Date]


Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:        Deutsche Alt-A Securities, Inc., 2003-3

Deutsche Alt-A Securities, Inc.
60 Wall Street
New York, New York 10005
Attention:        Deutsche Alt-A Securities, Inc.
                  Mortgage Loan Trust, Series 2003-3


               Re: Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2003-3 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (the "Purchased Certificates")


Ladies and Gentlemen:


                  Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of October 1, 2003, among Deutsche Alt-A Securities, Inc. (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator (the "Master Servicer") and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

                  This letter relates to U.S. $[__________] Certificate Principal Balance of Class B-[3] [4][5] Certificates (the "Certificates") which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the "Transferee").

                                      H-1-1

                  In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placment memorandum dated October 30, 2003 relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

         (a) the offer of the Certificates was not made to a person in the United States;

         (b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

         (c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

         (d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

         (f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

         (g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.






                                      H-1-2

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                           [Name of Transferor]


                                           By:
                                           Name:
                                           Title:




                                      H-1-3

                                   EXHIBIT H-2

                       FORM OF CLEARING SYSTEM CERTIFICATE

[Date]

Bank One, National Association
1 Bank One Plaza
Global Corporate Trust Services
Mail Code IL1-0481
Chicago, Illinois 60670-0481
Attention: Deutsche Alt-A Securities Trust 2003-3

Wells Fargo Bank Minnesota, National Association
Sixth Street & Marquette Avenue
Minneapolis, Minnesota 55479
Attention:     Deutsche Alt-A Securities, Inc., 2003-3

         Re:   Deutsche Alt-A Securities, Inc. Mortgage Loan Trust,
               Series 2003-3 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (the "Certificates")

Ladies and Gentlemen:

         Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of October 1, 2003, among Deutsche Alt-A Securities, Inc. (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator (the "Master Servicer") and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

         This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from member organizations appearing in our records as persons being entitled to a portion of the Certificates set forth below (our "Member Organizations"), substantially to the effect set forth in Annex A hereto, U.S. $________ certificate balance of the above-captioned Certificates held by us or on our behalf are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act").

         We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Certificates excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened

                                      H-2-1
in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certificate to any interested party in such proceedings.



                                      H-2-2

                                  Yours faithfully,

                                  [[Insert Name of Depositary for Euroclear], as operator of the Euroclear system]

                                  or

                                  [CLEARSTREAM, SOCIETE ANONYME]

                                  By:



                                      H-2-3

                                                          ANNEX A TO EXHIBIT H-2

                     FORM OF MEMBER ORGANIZATION CERTIFICATE

[(Insert Name of Depositary for
Euroclear), as operator of the
Euroclear system or Clearstream, societe anonyme]


         Re:   Deutsche Alt-A Securities, Inc. Mortgage Loan Trust,
               Series 2003-3 Mortgage Pass-through Certificates, (the "Trust") Class [B-3, B-4, B-5] Certificates (the "Certificates")

Ladies and Gentlemen:

         Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of October 1, 2003, among Deutsche Alt-A Securities, Inc. (the "Depositor"), Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator (the "Master Servicer") and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

         This is to certify that, as of the date hereof and except as set forth below, the Certificates held by you for our account [except $ ________________ of such beneficial interest in such Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon or the exchange for Permanent Regulation S Global Certificates cannot be made until we do so certify,] are beneficially owned by non-U.S. persons. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Dated: ____________, 200__(1)

                                        Yours faithfully,

                                        [Name of Person giving the certificate]



__________________
(1) To be dated no earlier than 15 days prior to the event to which the certification relates.


                                      H-2-4

                                                                    SCHEDULE ONE

                                  LOAN SCHEDULE

                    To be delivered by Depostior upon request

                                                                    SCHEDULE TWO

                         PLANNED PRINCIPAL BALANCE TABLE


                                                            AGGREGATE BALANCE
   DISTRIBUTION DATE                                       PAC CERTIFICATES ($)
Initial Balance                                               105,620,000.00
November 25, 2003                                             105,620,000.00
December 25, 2003                                             105,620,000.00
January 25, 2004                                              105,620,000.00
February 25, 2004                                             105,620,000.00
March 25, 2004                                                105,620,000.00
April 25, 2004                                                105,620,000.00
May 25, 2004                                                  105,620,000.00
June 25, 2004                                                 105,620,000.00
July 25, 2004                                                 105,620,000.00
August 25, 2004                                               105,620,000.00
September 25, 2004                                            105,620,000.00
October 25, 2004                                              105,620,000.00
November 25, 2004                                             103,737,871.27
December 25, 2004                                             101,876,736.79
January 25, 2005                                              100,036,370.56
February 25, 2005                                              98,216,549.02
March 25, 2005                                                 96,417,050.99
April 25, 2005                                                 94,637,657.69
May 25, 2005                                                   92,878,152.66
June 25, 2005                                                  91,138,321.78
July 25, 2005                                                  89,417,953.23
August 25, 2005                                                87,716,837.44
September 25, 2005                                             86,034,767.12
October 25, 2005                                               84,371,537.18
November 25, 2005                                              82,726,944.76
December 25, 2005                                              81,100,789.16
January 25, 2006                                               79,492,871.83
February 25, 2006                                              77,902,996.36
March 25, 2006                                                 76,330,968.46
April 25, 2006                                                 74,776,595.91
May 25, 2006                                                   73,239,688.57
June 25, 2006                                                  71,720,058.33
July 25, 2006                                                  70,217,519.11
August 25, 2006                                                68,731,886.83
September 25, 2006                                             67,262,979.38
October 25, 2006                                               65,810,616.62
November 25, 2006                                              64,374,620.33
December 25, 2006                                              62,954,814.23
January 25, 2007                                               61,551,023.92

February 25, 2007                                              60,163,076.87
March 25, 2007                                                 58,790,802.42
April 25, 2007                                                 57,434,031.74
May 25, 2007                                                   56,092,597.81
June 25, 2007                                                  54,766,335.42
July 25, 2007                                                  53,455,081.13
August 25, 2007                                                52,158,673.25
September 25, 2007                                             50,876,951.85
October 25, 2007                                               49,609,758.71
November 25, 2007                                              48,356,937.32
December 25, 2007                                              47,118,332.84
January 25, 2008                                               45,893,792.12
February 25, 2008                                              44,683,163.64
March 25, 2008                                                 43,486,297.52
April 25, 2008                                                 42,303,045.50
May 25, 2008                                                   41,133,260.91
June 25, 2008                                                  39,976,798.66
July 25, 2008                                                  38,833,515.23
August 25, 2008                                                37,703,268.64
September 25, 2008                                             36,585,918.45
October 25, 2008                                               35,481,325.72
November 25, 2008                                              34,494,439.81
December 25, 2008                                              33,526,668.89
January 25, 2009                                               32,577,679.31
February 25, 2009                                              31,647,143.04
March 25, 2009                                                 30,734,737.60
April 25, 2009                                                 29,840,146.00
May 25, 2009                                                   28,963,056.56
June 25, 2009                                                  28,103,162.91
July 25, 2009                                                  27,260,163.85
August 25, 2009                                                26,433,763.30
September 25, 2009                                             25,623,670.16
October 25, 2009                                               24,829,598.29
November 25, 2009                                              24,099,098.36
December 25, 2009                                              23,383,447.06
January 25, 2010                                               22,682,377.84
February 25, 2010                                              21,995,628.73
March 25, 2010                                                 21,322,942.24
April 25, 2010                                                 20,664,065.31
May 25, 2010                                                   20,018,749.21
June 25, 2010                                                  19,386,749.49
July 25, 2010                                                  18,767,825.88
August 25, 2010                                                18,161,742.25
September 25, 2010                                             17,568,266.52
October 25, 2010                                               16,987,170.62
November 25, 2010                                              16,506,021.72

December 25, 2010                                              16,035,211.99
January 25, 2011                                               15,574,545.31
February 25, 2011                                              15,123,829.06
March 25, 2011                                                 14,682,874.06
April 25, 2011                                                 14,251,494.51
May 25, 2011                                                   13,829,507.93
June 25, 2011                                                  13,416,735.08
July 25, 2011                                                  13,012,999.95
August 25, 2011                                                12,618,129.68
September 25, 2011                                             12,231,954.48
October 25, 2011                                               11,854,307.62
November 25, 2011                                              11,562,220.48
December 25, 2011                                              11,276,381.78
January 25, 2012                                               10,996,669.00
February 25, 2012                                              10,722,961.93
March 25, 2012                                                 10,455,142.55
April 25, 2012                                                 10,193,095.09
May 25, 2012                                                    9,936,705.87
June 25, 2012                                                   9,685,863.38
July 25, 2012                                                   9,440,458.17
August 25, 2012                                                 9,200,382.81
September 25, 2012                                              8,965,531.90
October 25, 2012                                                8,735,802.00
November 25, 2012                                               8,576,084.03
December 25, 2012                                               8,419,168.53
January 25, 2013                                                8,265,007.49
February 25, 2013                                               8,113,553.73
March 25, 2013                                                  7,964,760.86
April 25, 2013                                                  7,818,583.25
May 25, 2013                                                    7,674,976.08
June 25, 2013                                                   7,533,895.24
July 25, 2013                                                   7,395,297.41
August 25, 2013                                                 7,259,139.98
September 25, 2013                                              7,125,381.06
October 25, 2013                                                6,993,979.46
November 25, 2013                                               6,864,894.70
December 25, 2013                                               6,738,086.99
January 25, 2014                                                6,613,517.20
February 25, 2014                                               6,491,146.85
March 25, 2014                                                  6,370,938.14
April 25, 2014                                                  6,252,853.89
May 25, 2014                                                    6,136,857.55
June 25, 2014                                                   6,022,913.20
July 25, 2014                                                   5,910,985.51
August 25, 2014                                                 5,801,039.77
September 25, 2014                                              5,693,041.83

October 25, 2014                                                5,586,958.14
November 25, 2014                                               5,482,755.72
December 25, 2014                                               5,380,402.12
January 25, 2015                                                5,279,865.49
February 25, 2015                                               5,181,114.46
March 25, 2015                                                  5,084,118.24
April 25, 2015                                                  4,988,846.54
May 25, 2015                                                    4,895,269.59
June 25, 2015                                                   4,803,358.11
July 25, 2015                                                   4,713,083.34
August 25, 2015                                                 4,624,417.00
September 25, 2015                                              4,537,331.27
October 25, 2015                                                4,451,798.83
November 25, 2015                                               4,367,792.81
December 25, 2015                                               4,285,286.80
January 25, 2016                                                4,204,254.84
February 25, 2016                                               4,124,671.39
March 25, 2016                                                  4,046,511.39
April 25, 2016                                                  3,969,750.16
May 25, 2016                                                    3,894,363.46
June 25, 2016                                                   3,820,327.46
July 25, 2016                                                   3,747,618.73
August 25, 2016                                                 3,676,214.25
September 25, 2016                                              3,606,091.38
October 25, 2016                                                3,537,227.87
November 25, 2016                                               3,469,601.85
December 25, 2016                                               3,403,191.83
January 25, 2017                                                3,337,976.65
February 25, 2017                                               3,273,935.56
March 25, 2017                                                  3,211,048.14
April 25, 2017                                                  3,149,294.30
May 25, 2017                                                    3,088,654.32
June 25, 2017                                                   3,029,108.81
July 25, 2017                                                   2,970,638.71
August 25, 2017                                                 2,913,225.27
September 25, 2017                                              2,856,850.08
October 25, 2017                                                2,801,495.04
November 25, 2017                                               2,747,142.34
December 25, 2017                                               2,693,774.50
January 25, 2018                                                2,641,374.32
February 25, 2018                                               2,589,924.91
March 25, 2018                                                  2,539,409.66
April 25, 2018                                                  2,489,812.23
May 25, 2018                                                    2,441,116.57
June 25, 2018                                                   2,393,306.93
July 25, 2018                                                   2,346,367.78

August 25, 2018                                                 2,300,283.90
September 25, 2018                                              2,255,040.30
October 25, 2018                                                2,210,622.27
November 25, 2018                                               2,167,015.32
December 25, 2018                                               2,124,205.25
January 25, 2019                                                2,082,178.06
February 25, 2019                                               2,040,920.03
March 25, 2019                                                  2,000,417.65
April 25, 2019                                                  1,960,657.63
May 25, 2019                                                    1,921,626.95
June 25, 2019                                                   1,883,312.78
July 25, 2019                                                   1,845,702.51
August 25, 2019                                                 1,808,783.76
September 25, 2019                                              1,772,544.36
October 25, 2019                                                1,736,972.34
November 25, 2019                                               1,702,055.94
December 25, 2019                                               1,667,783.61
January 25, 2020                                                1,634,144.00
February 25, 2020                                               1,601,125.92
March 25, 2020                                                  1,568,718.42
April 25, 2020                                                  1,536,910.72
May 25, 2020                                                    1,505,692.20
June 25, 2020                                                   1,475,052.47
July 25, 2020                                                   1,444,981.28
August 25, 2020                                                 1,415,468.57
September 25, 2020                                              1,386,504.46
October 25, 2020                                                1,358,079.22
November 25, 2020                                               1,330,183.33
December 25, 2020                                               1,302,807.37
January 25, 2021                                                1,275,942.14
February 25, 2021                                               1,249,578.58
March 25, 2021                                                  1,223,707.76
April 25, 2021                                                  1,198,320.95
May 25, 2021                                                    1,173,409.53
June 25, 2021                                                   1,148,965.06
July 25, 2021                                                   1,124,979.22
August 25, 2021                                                 1,101,443.85
September 25, 2021                                              1,078,350.92
October 25, 2021                                                1,055,692.56
November 25, 2021                                               1,033,461.01
December 25, 2021                                               1,011,648.66
January 25, 2022                                                  990,248.03
February 25, 2022                                                 969,251.75
March 25, 2022                                                    948,652.62
April 25, 2022                                                    928,443.51
May 25, 2022                                                      908,617.47

June 25, 2022                                                     889,167.62
July 25, 2022                                                     870,087.24
August 25, 2022                                                   851,369.70
September 25, 2022                                                833,008.49
October 25, 2022                                                  814,997.22
November 25, 2022                                                 797,329.61
December 25, 2022                                                 779,999.48
January 25, 2023                                                  763,000.77
February 25, 2023                                                 746,327.52
March 25, 2023                                                    729,973.87
April 25, 2023                                                    713,934.06
May 25, 2023                                                      698,202.44
June 25, 2023                                                     682,773.46
July 25, 2023                                                     667,641.64
August 25, 2023                                                   652,801.64
September 25, 2023                                                638,248.16
October 25, 2023                                                  623,976.05
November 25, 2023                                                 609,980.20
December 25, 2023                                                 596,255.62
January 25, 2024                                                  582,797.39
February 25, 2024                                                 569,600.68
March 25, 2024                                                    556,660.76
April 25, 2024                                                    543,972.95
May 25, 2024                                                      531,532.69
June 25, 2024                                                     519,335.47
July 25, 2024                                                     507,376.87
August 25, 2024                                                   495,652.56
September 25, 2024                                                484,158.25
October 25, 2024                                                  472,889.77
November 25, 2024                                                 461,842.98
December 25, 2024                                                 451,013.85
January 25, 2025                                                  440,398.40
February 25, 2025                                                 429,992.72
March 25, 2025                                                    419,792.98
April 25, 2025                                                    409,795.40
May 25, 2025                                                      399,996.28
June 25, 2025                                                     390,391.99
July 25, 2025                                                     380,978.94
August 25, 2025                                                   371,753.63
September 25, 2025                                                362,712.60
October 25, 2025                                                  353,852.47
November 25, 2025                                                 345,169.90
December 25, 2025                                                 336,661.63
January 25, 2026                                                  328,324.44
February 25, 2026                                                 320,155.18
March 25, 2026                                                    312,150.73

April 25, 2026                                                    304,308.07
May 25, 2026                                                      296,624.18
June 25, 2026                                                     289,096.14
July 25, 2026                                                     281,721.06
August 25, 2026                                                   274,496.10
September 25, 2026                                                267,418.46
October 25, 2026                                                  260,485.43
November 25, 2026                                                 253,694.30
December 25, 2026                                                 247,042.43
January 25, 2027                                                  240,527.24
February 25, 2027                                                 234,146.17
March 25, 2027                                                    227,896.72
April 25, 2027                                                    221,776.42
May 25, 2027                                                      215,782.88
June 25, 2027                                                     209,913.70
July 25, 2027                                                     204,166.57
August 25, 2027                                                   198,539.20
September 25, 2027                                                193,029.33
October 25, 2027                                                  187,634.76
November 25, 2027                                                 182,353.32
December 25, 2027                                                 177,182.88
January 25, 2028                                                  172,121.35
February 25, 2028                                                 167,166.68
March 25, 2028                                                    162,316.84
April 25, 2028                                                    157,569.86
May 25, 2028                                                      152,923.78
June 25, 2028                                                     148,376.70
July 25, 2028                                                     143,926.74
August 25, 2028                                                   139,572.06
September 25, 2028                                                135,310.84
October 25, 2028                                                  131,141.31
November 25, 2028                                                 127,061.72
December 25, 2028                                                 123,070.36
January 25, 2029                                                  119,165.53
February 25, 2029                                                 115,345.60
March 25, 2029                                                    111,608.93
April 25, 2029                                                    107,953.92
May 25, 2029                                                      104,379.02
June 25, 2029                                                     100,882.69
July 25, 2029                                                      97,463.40
August 25, 2029                                                    94,119.69
September 25, 2029                                                 90,850.09
October 25, 2029                                                   87,653.18
November 25, 2029                                                  84,527.54
December 25, 2029                                                  81,471.81
January 25, 2030                                                   78,484.63

February 25, 2030                                                  75,564.66
March 25, 2030                                                     72,710.61
April 25, 2030                                                     69,921.19
May 25, 2030                                                       67,195.14
June 25, 2030                                                      64,531.23
July 25, 2030                                                      61,928.24
August 25, 2030                                                    59,384.99
September 25, 2030                                                 56,900.30
October 25, 2030                                                   54,473.03
November 25, 2030                                                  52,102.05
December 25, 2030                                                  49,786.25
January 25, 2031                                                   47,524.55
February 25, 2031                                                  45,315.87
March 25, 2031                                                     43,159.18
April 25, 2031                                                     41,053.45
May 25, 2031                                                       38,997.66
June 25, 2031                                                      36,990.82
July 25, 2031                                                      35,031.97
August 25, 2031                                                    33,120.15
September 25, 2031                                                 31,254.41
October 25, 2031                                                   29,433.85
November 25, 2031                                                  27,657.56
December 25, 2031                                                  25,924.65
January 25, 2032                                                   24,234.25
February 25, 2032                                                  22,585.50
March 25, 2032                                                     20,977.58
April 25, 2032                                                     19,409.66
May 25, 2032                                                       17,880.92
June 25, 2032                                                      16,390.58
July 25, 2032                                                      14,937.86
August 25, 2032                                                    13,521.99
September 25, 2032                                                 12,142.23
October 25, 2032                                                   10,797.84
November 25, 2032                                                   9,488.10
December 25, 2032                                                   8,212.30
January 25, 2033                                                    6,969.74
February 25, 2033                                                   5,759.75
March 25, 2033                                                      4,581.64
April 25, 2033                                                      3,434.78
May 25, 2033                                                        2,318.50
June 25, 2033                                                       1,232.18
July 25, 2033                                                         175.20
August 25, 2033                                                         0.00